UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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AÉROPOSTALE, INC.

(Name of Registrant as Specified In Its Charter)

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AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2011

To the Stockholders of Aéropostale, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aéropostale, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices at 112 West 34th Street New York, New York, 10120, on June 16, 2011 at 2:00 p.m., local time, for the following purposes:

1. To elect ten (10) directors to the Board of Directors to serve for terms of one year or until their successors are elected and qualified;

2. To approve an extension of the term of our Amended and Restated 2002 Long-Term Incentive Plan as well as certain other administrative updates to the Plan (See Annex A included herewith),

3. To hold an advisory vote on executive compensation;

4. To hold an advisory vote on the frequency of the advisory vote on executive compensation;

5. To ratify the selection by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 21, 2011 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

Edward M. Slezak
Secretary

May 6, 2011

AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

ANNUAL MEETING OF STOCKHOLDERS
June 16, 2011

PROXY STATEMENT

Introduction

Our Board of Directors is soliciting proxies for the 2011 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“We” and “the Company” mean Aéropostale, Inc. Our executive offices are located at 112 West 34th Street, New York, New York 10120; and

•	“Annual Meeting” means the 2011 Annual Meeting of Stockholders to be held on June 16, 2011, at 2:00 p.m. at our executive offices at 112 West 34th Street, New York, New York, 10120, and any adjournment or postponement thereof.

Our 2010 Annual Report to Stockholders, which includes our financial statements, is available to review with this Proxy Statement. We are mailing notices of our Annual Meeting (or, for those who request it, a hard copy of this proxy statement, the enclosed form of proxy and our 2010 Annual Report) to our stockholders beginning on or about May 6, 2011.

ABOUT THE MEETING

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions. A proxy may be revoked by written notice mailed to the Company (Attention: Edward M. Slezak, General Counsel and Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

What is the purpose of the annual meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, namely, electing ten (10) directors, approving the extension of the term of our 2002 Long Term Incentive Plan, advisory votes on executive compensation and the frequency of such vote, ratifying the appointment of our independent registered public accounting firm and acting upon any other matter to come properly before the Annual Meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 21, 2011, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

What if my shares are held in “Street Name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares with respect to “discretionary” items, but not with respect to

“non-discretionary” items. On non-discretionary items, such as the election of directors, approving the extension of the term of our 2002 Long Term Incentive Plan, advisory votes on executive compensation and the frequency of such vote, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange, such as the ratification of our auditors. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you.

What are the voting rights of the holders of Aéropostale’s common stock?

Holders of our common stock are entitled to one (1) vote, for each share held of record, on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

Who can attend the meeting?

Subject to space availability, all holders of our common stock as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 1:30 p.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, thereby permitting the meeting to conduct its business. As of the record date, April 21, 2011, 80,723,152 shares of our common stock were issued and outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 40,361,577 votes will be required to establish a quorum.

Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?

1. You may vote by mail.  If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2. You may vote by telephone.  If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

3. You may vote on the Internet.  If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I change my vote after I submit my Proxy?

Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed);

•	giving written notice of revocation to the Company’s Secretary prior to or at the Annual Meeting; or

•	voting at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed on the date of the Annual Meeting. Any written notice revoking a proxy should be sent to our Corporate Secretary at 112 West 34th Street, New York, New York 10120 and must be received before the polls are closed.

How does the Board of Directors recommend I vote on the Proposals?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, your Board recommends that you vote:

•	FOR election of the ten (10) nominees to the Board of Directors;

•	FOR an extension of the term of our Amended and Restated 2002 Long-Term Incentive Plan as well as certain other administrative updates to the Plan;

•	FOR our executive compensation program;

•	FOR a triennial advisory vote on our executive compensation program;

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012 (“fiscal 2011”).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What are my voting options on each Proposal?

You have several choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify as directors for whom your vote is withheld. On Proposals 2, 3 and 5, by checking the appropriate box, you may: (a) vote “For” the Proposal; (b) vote “Against” the Proposal; or (c) “Abstain” from voting on the Proposal by checking “Abstain”. On Proposal 4, the advisory vote on the frequency of the vote on executive compensation, you may indicate a preference for each year, every two years, every three years or you may “abstain”.

Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?

In an effort to be environmentally responsible and to reduce the costs of printing and distributing its proxy materials, as it did last year, Aéropostale is taking advantage of the SEC rule that allows companies to furnish their proxy materials over the internet to some or all of their shareholders. As a result, we are sending to our shareholders a notice regarding the internet availability of the proxy materials instead of a paper copy of its proxy materials. This notice explains how you can access the proxy materials over the internet and also describes how to request to receive a paper copy of the proxy materials by mail or a printable copy electronically.

How many votes are required to approve the Proposals?

For Proposal 1, pursuant to our bylaws and Delaware law, directors receiving a plurality of the votes represented and entitled to vote at the meeting shall be required. As to Proposal 2, the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting is required to approve this Proposal. For Proposals 3 and 5, pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the meeting is required to approve these Proposals. Abstentions will have no effect on the outcome of Proposal 1, but will have the same effect as a vote “Against” Proposals 2, 3 and 5. Broker non-votes have the same effect as a vote “Against” Proposals 2 and 3.

How will abstentions be treated?

If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present.

What is the effect of a “broker non-vote” on the proposals to be voted on at the 2011 Annual Shareholders’ Meeting?

A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter as to which, under NYSE rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.

Under NYSE rules, the election of directors, as well as Proposals 2, 3 and 4 are not matters on which a broker may vote without your instructions. Therefore, if you do not provide instructions to the record holder of your shares with respect to Proposals 1 through 4, a broker non-vote as to your shares will result. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

What happens if a nominee for Director is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Where can I find voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the Securities and Exchange Commission once the final voting results have been tabulated.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aéropostale or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Aéropostale management, as appropriate.

Who will bear the cost for soliciting votes for the meeting?

The expenses of soliciting proxies to be voted at the meeting will be paid by Aéropostale. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or in person. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies.

All share and per share amounts were given retroactive recognition to the three-for-two common stock split that was effective on March 5, 2010.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Ownership of Common Stock

The following table shows, as of April 21, 2011, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors and nominees; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

	Shares
	Beneficially Owned(1)
	(#)	(%)

5% Beneficial Owners
Blackrock, Inc.(2) 40 East 52nd Street New York, NY 10022	8,598,522	10.65
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	5,470,500	6.78
Hussman Strategic Growth Fund(4) c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246	5,250,000	6.50
Wellington Management Company, LLP(5) 280 Congress Street Boston, MA 02210	5,108,979	6.33
The Vanguard Group(6) 100 Vanguard Boulevard Malverne, PA 19355	4,178,415	5.18
Directors and Executive Officers
Thomas P. Johnson(7)	205,357	*
Michael J. Cunningham(7)	153,101	*
Mary Jo Pile(7)	16,114	*
Marc D. Miller(7)	14,002	*
Barbara A. Pindar(7)	15,631	*
Edward M. Slezak(7)	15,673	*
Julian R. Geiger	337	*
Bodil Arlander	40,672	*
Ronald R. Beegle	21,172	*
Robert B. Chavez	36,922	*
Evelyn Dilsaver(7)	39,741	*
John N. Haugh(7)	37,771	*
Karin Hirtler-Garvey(7)	51,547	*
John D. Howard	74,127	*
David B. Vermylen(7)	67,297	*
All directors and executive officers as a group (15 persons)(7) Address: 112 West 34th Street New York, New York 10120	789,464	0.98

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 80,723,152 shares outstanding on

April 21, 2011 and the number of shares, if any, as to which the named person has the right to acquire upon options becoming exercisable or restricted stock vesting within 60 days of April 21, 2011. No officer or director has pledged any shares which they own.

(2)	Share ownership for Blackrock, Inc. was obtained from a Schedule 13G, dated February 3, 2011, and filed with the Securities and Exchange Commission.

(3)	Share ownership for FMR LLC was obtained from a Schedule 13G, dated February 14, 2011, and filed with the Securities and Exchange Commission.

(4)	Share ownership for Hussman Econometrics Advisors, Inc. was obtained from a Schedule 13G, dated March 10, 2011, and filed with the Securities and Exchange Commission.

(5)	Share ownership for Wellington Management Company, LLP was obtained from a Schedule 13G, dated February 14, 2011, and filed with the Securities and Exchange Commission.

(6)	Share ownership for The Vanguard Group was obtained from a Schedule 13G, dated February 14, 2011, and filed with the Securities and Exchange Commission.

(7)	Includes the following shares for options and shares of common stock underlying restricted stock awards exercisable within 60 days of April 21, 2011:

Mr. Johnson	78,908
Mr. Cunningham	68,263
Ms. Pile	5,681
Mr. Miller	5,119
Ms. Pindar	5,681
Mr. Slezak	6,806
Ms. Dilsaver	16,875
Mr. Haugh	16,875
Ms. Hirtler-Garvey	16,875
Mr. Vermylen	33,750
All directors and executive officers as a group	254,833

PROPOSAL 1

ELECTION OF DIRECTORS

General

At the meeting, the stockholders will be asked to elect ten (10) directors. The Board has nominated, upon the recommendation of our Nominating and Corporate Governance committee, ten(10) members to the Board, comprised on nine (9) incumbent Board members and one (1) new Board member, each named below.

On March 11, 2011, Bodil Arlander, a member of our Board of Directors, advised us that she would not stand for re-election at our 2011 annual meeting. Pursuant to our Bylaws, our Board has set the number of directors at eleven, a vacancy will therefore be created after our Shareholder Meeting. We are actively recruiting for an additional independent Board member to fill that vacancy, and when an appropriate candidate is selected, that person will be appointed to the Board by our existing Directors, to serve until our next annual meeting or until a successor is elected.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the ten (10) nominees named below to constitute the entire Board. Each nominee shall be elected for a term of one year or until such nominee’s successor is elected and qualified. Pursuant to our bylaws, the Board of Directors has resolved that the size of our Board of Directors shall be fixed, from time to time, by a vote of a majority of the members of the Board of Directors. Information regarding the nominees is set forth below.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and experience. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of members that can best support the success of our business and represent our shareholder’s interests through the exercise of sound judgment and utilization of their diverse backgrounds, skill sets and experiences.

Information Regarding Nominees

Ronald R. Beegle, 48, has served as director since August 2003 and is a founding partner of Goode Partners LLC, a private equity firm focused on investments in small to middle market consumer product, retail, and restaurant companies. Prior to forming Goode Partners, from 2004 through 2005, Mr. Beegle was the Chairman of Credit Suisse Group’s Global Consumer/Retail Investors Unit. Previously, Mr. Beegle had been employed by Gap, Inc. from 1996 until 2003 and had most recently served as Chief Operating Officer of the company’s flagship Gap division. While at Gap, Inc., he also served as Senior Vice President of Operations and Finance of Banana Republic and Executive Vice President and General Manager of Gap, Inc. Direct. He is a member of the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Beegle’s qualifications to serve on the Board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing retail companies gained through his experience as a COO of a major retail company. Mr. Beegle also provides a finance and strategic investment perspective and expertise to the Board.

Robert B. Chavez, 56, has served as a director since April 2004 and currently is the President and Chief Executive Officer of Hermes of Paris, Inc., which he joined in August 2000. Between 1992 and August 2000 Mr. Chavez was the Chief Executive Officer at Etienne Aigner. Mr. Chavez was also President of Frederic Fekkai (Hair Services and Products), a division of Chanel, Inc. from May 2000 through July 2000. Mr. Chavez is a member of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Chavez’s qualifications to serve on the Board include his demonstrated business leadership expertise gained through his service as CEO of a major luxury brand retailer, as well as his brand management expertise, and his financial and operational expertise. In addition, through his years of service in the retail industry, Mr. Chavez is able to provide valuable operational and strategic expertise to the Board.

Michael J. Cunningham, 53, was appointed to President in December 2010 after serving as President and Chief Financial Officer from February 2010, Executive Vice President and Chief Financial Officer from March 2004 to February 2010 and as Senior Vice President and Chief Financial Officer from August 2000 to March 2004. Mr. Cunningham previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. Prior to that, he held various senior executive positions for American Express Company from 1984 to 1997, including Vice President Operations and Vice President Finance. Mr. Cunningham’s qualifications to serve on the Board include his years in leadership roles at Aéropostale, as well as his extensive knowledge of our Company, its history and culture. Mr. Cunningham, a Certified Public Accountant, also provides extensive business, financial, accounting and operational expertise. As our former CFO, Mr. Cunningham possesses extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company.

Evelyn Dilsaver, 56, has served as director since October 2007. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 through September 2007, holding various senior management positions within the organization including Executive Vice President, The Charles Schwab Corporation and President and Chief Executive Officer of Charles Schwab Investment Management. Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, from July 2003 to July 2004, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a Certified Public Accountant. Ms. Dilsaver is also a member of the board of directors and audit committee of the publicly traded company Tempur-Pedic as well as the board of directors of a privately held corporation. Ms. Dilsaver is a member of the Audit Committee of the Board and a member of the Nominating and Corporate Governance Committee of the Board. Ms. Dilsaver’s qualifications to serve on the Board include her finance and brokerage expertise at a major brokerage firm, as well as her financial and leadership experience gained in those positions. Through her service on the boards of other public and private companies, Ms. Dilsaver also brings valuable finance, accounting and operational expertise to the Board.

Julian R. Geiger, 65, elected in February 2010, in accordance with the terms of his employment contract, to end his service as Chief Executive Officer. Mr. Geiger continues to serve as Chairman of our Board of Directors and as a part-time advisor to the Company. Mr. Geiger had served as our Chairman and Chief Executive Officer from August 1998 to February 2010. From 1996 to 1998, he held the position of President and Chief Executive Officer of Federated Specialty Stores, a division of Federated Department Stores, Inc., which included Aéropostale. Before joining Federated, he was President of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to that time, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., including President of Merchandising for Macy’s East responsible for Young Men’s, Juniors, Misses Coats and Misses Swimwear. Mr. Geiger’s qualifications to serve on the Board include his many years of leadership experience at Aéropostale, as well as his in-depth knowledge of our Company, its history and the retail industry in general, all gained through more than thirty years of service at major retail organizations as well as his thirteen years of service as our Chairman and Chief Executive Officer. With his extensive knowledge of the retail industry, Mr. Geiger also provides the Board and our Company with broad expertise in merchandising, strategic planning and operational execution.

John N. Haugh, 48, has served as a director since June 2007. Mr. Haugh is currently President Bear for Build-A-Bear Workshop, Inc. From January 2008 through December 2008 he served as President of IT’SUGAR LLC. Mr. Haugh served as President of Mars Retail Group from January 2004 through December 2007, where he lead all retail business operations for this subsidiary of Mars, Incorporated. Earlier in his career, Mr. Haugh held marketing, operations and sales roles with General Mills, Inc., Carlson Companies, Inc. and Universal Studios, Inc. He is also on the Advisory Board for Archway Marketing Holdings, Inc. Mr. Haugh is a member of the Compensation and Nominating and Corporate Governance Committees of the Board. Mr. Haugh’s qualifications to serve on the Board include his broad executive experience and brand management expertise gained through the various executive positions he has held throughout his career. Mr. Haugh also provides the Board with expertise in brand building, merchandising, operations and corporate strategy initiatives.

Karin Hirtler-Garvey, 54, has served as a director since August 2005. Ms. Hirtler-Garvey is currently the Chief Risk Executive for Ally Financial Inc., serving in that role since May 2010. Ms. Hirtler-Garvey originally joined Ally in May 2009, taking a brief sabbatical from April to May 2010. Previously, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. Prior to that, Ms. Hirtler-Garvey was Chief Operating Officer, Global Markets for Bank of America (formerly NationsBank). Ms. Hirtler-Garvey joined Bank of America in September 1995 and held various senior management positions within the organization until March 2005. Prior to becoming Chief Operating Officer, Global Markets, from April to October 2004, Ms. Hirtler-Garvey held the position of President of Trust and Credit Banking Products. From June 2001 to March 2004, Ms. Hirtler-Garvey held the position of Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a Certified Public Accountant. Ms. Hirtler-Garvey is also a member of the board of directors of the publicly traded company Medley Capital Corporation, as well as a director of one privately held corporation. Ms. Hirtler-Garvey is Chairperson of the Audit Committee and a member of the Nominating and Corporate Governance Committee of the Board. Ms. Hirtler-Garvey is also the Company’s Lead Independent Director. Ms. Hirtler-Garvey’s qualifications to serve on the Board include extensive financial accounting knowledge that is critical to our Board. As a former CFO and COO at global banking organizations, Ms. Hirtler-Garvey has extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company. Ms. Hirtler-Garvey also provides the board with extensive experience in the area of risk awareness and risk mitigation.

John D. Howard, 58, has served as a director since August 1998 and is currently the Chief Executive Officer of Irving Place Capital Management, L.P. From its inception in 1997 until 2008, Mr. Howard was the head of Bear Stearns Merchant Banking LLC, an affiliate of Bear, Stearns & Co. Inc., as well as a Senior Managing Director of Bear, Stearns & Co. Inc. From 1990 to 1997, he was a Co-Chief Executive Officer of Vestar Capital Partners, Inc., a private investment firm . Mr. Howard is also a member of the board of directors of the publicly traded companies New York & Company, Inc. and Universal Hospital Services, Inc., as well as a director of several privately held corporations. Mr. Howard’s qualifications to serve on the Board include his entrepreneurial and merchant banking experience as well as his expertise in financial and business related matters gained through his years in the merchant banking industry. In addition, through his years of service on the boards of public and private companies, including other apparel retailers, Mr. Howard is able to provide diverse and valuable financial, strategic and operational expertise to the Board.

Thomas P. Johnson, 53, was promoted to Chief Executive Officer in December 2010 after serving as our Co-Chief Executive Officer from February 2010 and as Executive Vice President and Chief Operating Officer from March 2004 to February 2010. Mr. Johnson rejoined us in January 2001 as Senior Vice President — Director of Stores. Mr. Johnson had served as Senior Vice President, Vice President, Regional Manager and District Manager with Federated Specialty Stores from 1989 to 1996. In the interim, he served as Senior Vice President — Director of Stores for David’s Bridal, Inc. in 2000 and as Senior Vice President — Director of Stores for Brooks Brothers, Inc. from 1997 to 2000. Mr. Johnson also held various field positions at Gap, Inc. as Regional Manager for Banana Republic, District Manager and Store Manager for Gap, Inc. from 1981 to 1989. Mr. Johnson’s qualifications to serve on the Board include his years in leadership roles at Aéropostale, as well as his extensive knowledge of our Company, its history and culture, as well as the retail industry generally. Mr. Johnson has served as a senior executive at several major retail organizations as well as ten years of service at Aéropostale in various leadership positions, including his current role as Chief Executive Officer and Board member. With his extensive knowledge of the retail industry, Mr. Johnson also provides the Board and our Company with broad expertise in store operations, strategic planning and organizational structure.

David B. Vermylen, 60, has served as a director since May 2003. Since January 2005 he has been President & COO of TreeHouse Foods and is a member of its Board of Directors. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Mr. Vermylen is Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee of the Board. Mr. Vermylen’s qualifications to serve on the Board include his demonstrated leadership qualities and knowledge of operational and strategic issues gained through his years of experience as a COO of a public company. Mr. Vermylen provides the Board a diverse background of experiences as well as his corporate governance acumen.

Each of the directors listed above has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the directors listed above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

During the fiscal year ended January 29, 2011 (“fiscal 2010”), our Board of Directors met formally six (6) times. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board and Committees also met, as necessary, on an informal basis throughout the year. During fiscal 2010, each of the Company’s current directors participated in at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Board Committee or Committees upon which such director is or was a member.

Leadership Structure

We now separate the roles of our CEO and our Chairman. As specified in our Bylaws, our CEO is responsible for the general management, oversight, supervision and control of the business and affairs of our Company, and ensuring that all orders and resolutions of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, and providing advice and counsel to our

CEO and our Company’s other executive officers regarding our business and operations. In connection with the Board’s annual self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. We believe that our separate CEO and Chairman structure is the most appropriate and effective leadership structure for our Company and our shareholders. Additionally, we also have a Lead Independent Director who presides over all meetings of the non-management independent Board members.

The Board’s Role in Risk Oversight

The Audit Committee reviews and discusses with management the Company’s processes and policies with respect to risk assessment and risk management, including the Company’s enterprise-wide risk management program. In addition, the Company’s risk oversight process involves the entire Board receiving information from executive management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of executive management to enable it to understand and monitor the Company’s risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.

Director Independence

The Board has determined that each of Ms. Arlander, Mr. Beegle, Mr. Chavez, Ms. Dilsaver, Ms. Hirtler-Garvey, Mr. Haugh, Mr. Howard and Mr. Vermylen have no material relationship with the Company other than in her or his capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the Annual Meeting of stockholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board. Mr. Johnson and Mr. Cunningham are executive officers of the Company, and Mr. Geiger is a former executive officer of the Company. Therefore, Mr. Johnson, Mr. Cunningham and Mr. Geiger are not “independent” in accordance with applicable NYSE standards.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation (other than director fees) from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case by case basis in light of all relevant factors.

Director Compensation

For our 2010 fiscal year, our independent directors were paid a $30,000 annual retainer. In addition to the annual retainer, each Board member received $1,500 for each board meeting attended and $500 for each telephonic meeting. Also in addition to the annual retainer, our Lead Independent Director was paid a $25,000 annual retainer, our Audit Committee chairperson was paid a $20,000 retainer, our Compensation Committee chairperson was paid a $10,000 retainer and our Nominating and Corporate Governance chairperson was paid a $7,500 retainer. Each Committee member was paid $1,500 for each Committee meeting attended; $500 for each telephonic Committee meeting attended and is reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. New independent directors receive an initial grant of restricted stock when appointed to the Board. No stock option grants have been awarded to our Board members in recent years. Each incumbent director is eligible to receive a number of restricted shares equal to an annual dollar amount set by the Company in conjunction with its third party compensation consultant, which is dependent upon the Company’s achievement of annual financial targets. Directors who are employees of the Company or are otherwise not considered independent do not receive separate compensation for serving as directors.

Fiscal 2010 Director Compensation.  The following table sets forth compensation earned by the individuals who served as non-associated (independent) directors of the Company during fiscal 2010.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

Ms. Arlander	49,000	104,018	153,018
Mr. Beegle	58,250	104,018	162,268
Mr. Chavez	46,250	104,018	150,268
Ms. Dilsaver	61,250	104,018	165,268
Mr. Haugh	49,250	104,018	153,268
Ms. Hirtler-Garvey	96,750	104,018	200,768
Mr. Howard	36,000	104,018	140,018
Mr. Vermylen	53,000	104,018	157,018

(1)	Stock awards were granted under the Aéropostale 2002 Long-Term Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End.  The following table provides information relating to outstanding awards held by independent directors of the Company as of the fiscal year ended January 29, 2011.

	Option Awards				Stock Awards
							Market
					Number		Value of
	Number of	Number of			of Shares		Shares or
	Securities	Securities			or Units		Units
	Underlying	Underlying			of Stock		of Stock
	Unexercised	Unexercised	Option		That Have		That Have
	Options	Options	Exercise	Option	Not		Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	(Exercisable)	(Unexercisable)	($)	Date	(#)		($) (4)

Ms. Arlander	—	—	—	—	3,637	(3)	88,525
Mr. Beegle	—	—	—	—	3,637	(3)	88,525
Mr. Chavez	—	—	—	—	3,637	(3)	88,525
Ms. Dilsaver	16,875	5,625 (1)	13.78	10/18/2015	—		—
	—	—	—	—	3,637	(3)	88,525
Mr. Haugh	16,875	5,625 (2)	18.71	6/20/2015	—		—
	—	—	—	—	3,637	(3)	88,525
Ms. Hirtler-Garvey	16,875	—	10.94	8/18/2013	—		—
	—	—	—	—	3,637	(3)	88,525
Mr. Howard	—	—	—	—	3,637	(3)	88,525
Mr. Vermylen	33,750	—	10.37	3/12/2012	—		—
	—	—	—	—	3,637	(3)	88,525

(1)	Options vest on October 10, 2011.

(2)	Options vest on June 20, 2011.

(3)	Shares vested on March 26, 2011.

(4)	Market value based on the closing price of $24.34 on the last trading day of fiscal 2010 (January 28, 2011).

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all our officers, directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on the Investor Relations portion of our website (www.aeropostale.com). We intend to post amendments to or waivers from the Code, if any, (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or Directors) on our website.

How do stockholders communicate with the Board?

The Board provides a process for interested parties to send communications to the full Board, the independent members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her, c/o General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120 or e-mail at investorrelations@aeropostale.com to the attention of the General Counsel. Communications that are not related to a director’s duties and responsibilities as a Board member, an independent director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns, if any, relating to accounting, internal controls or auditing matters would be brought immediately to the attention of the Company’s Chief Financial Officer and/or General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Copies of the Company’s code of conduct, corporate governance materials, related person transaction policy and committee charters

The Company’s code of conduct, corporate governance materials, related person transaction policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors, are all available on the Company’s website at www.aeropostale.com. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains an Audit Committee, currently consisting of the following Board members, Ms. Hirtler-Garvey (Chairperson), Mr. Beegle and Ms. Dilsaver. The Board has determined that Ms. Hirtler-Garvey, Ms. Dilsaver and Mr. Beegle are all qualified as financial experts within the meaning of the SEC regulations. The Board has also determined that each member of the Audit Committee possesses the accounting and financial management expertise, within the meaning of the standards of the New York Stock Exchange, to be considered “financially literate”. All members of our Audit Committee have been determined to be independent by our Board of Directors, as that term is defined by SEC regulations relating to audit committee independence, the listing standards of New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee met five (5) times during fiscal 2010 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2010. The Committee schedules its meetings to ensure that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management.

In connection with the New York Stock Exchange’s adopting its revised Corporate Governance Standards, we amended the Company’s Audit Committee Charter in November 2004. The full text of the Committee’s charter is available on the Investor Relations portion of our website at www.aeropostale.com.

In carrying out these responsibilities, the Audit Committee, among other things, appoints, and monitors the performance of, the independent registered public accounting firm; oversees and reviews accounting policies and practices and internal controls; oversees and monitors the Company’s financial statements and audits; oversees matters relating to communications with the independent registered public accounting firm and management; reviews the annual report to be included with the Company’s proxy statement; and oversees, to the extent it deems necessary, matters related to related party transactions, if any.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accounting firm the Company’s annual financial statements and quarterly operating results prior to their issuance. During fiscal 2010, management advised the Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles. Management also reviewed significant accounting and disclosure matters with the Committee. These reviews included discussions with the independent registered public accounting firm about matters required to be discussed pursuant to PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. The Audit Committee discussed the adoption of, or changes to, the Company’s significant accounting policies and procedures, if any, and significant internal audit procedures with the independent registered public accounting firm, internal audit and management. The Committee also discussed with our independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with the Company’s independent registered public accounting firm the report required by section 10A(k) of the Securities Exchange Act of 1934. The Report of the Audit Committee can be found on page 45 of this Proxy Statement.

Compensation Committee.  The Board of Directors also has a Compensation Committee, currently consisting of Ms. Arlander (Chairperson), Mr. Chavez, Mr. Haugh and Mr. Vermylen. The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the performance of our chief executive officer and oversees and sets compensation for our chief executive officer, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. The Compensation Committee met formally three (3) times during fiscal 2010 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2010. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards. The Compensation Discussion and Analysis can be found beginning on page 22 of this Proxy Statement and the Compensation Committee’s Report can be found on page 44 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The Board of Directors also has a Nominating and Corporate Governance Committee consisting of Mr. Vermylen (Chairman), Mr. Beegle, Mr. Chavez, Ms. Dilsaver, Mr. Haugh and Ms. Hirtler-Garvey. The Nominating and Corporate Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating and Corporate Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each Annual Meeting of stockholders. The Nominating and Corporate Governance Committee also develops and recommends to the Board, and reviews from time to time, a director compensation program, as well as establish corporate governance principles for the Company, while also overseeing compliance with those governance principles. The Board has determined that each of the Nominating and Corporate Governance members is “independent” in accordance with applicable NYSE standards.

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, by management and by stockholders, in all cases applying similar criteria. Stockholders who wish to submit candidates for Board membership must submit all required information, consistent with the below criteria, in writing to the Chairman of the Nominating and Corporate Governance Committee c/o the General Counsel of the Company at 112 West 34th Street, New York, New York 10120.

The Nominating and Corporate Governance Committee, at the direction of the Chairman, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Committee. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. The Nominating and Corporate Governance Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

The Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more of the members of the Committee interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee recommended to the Board of Directors that the nominees listed in this Proxy Statement stand for election at our 2011 Annual Meeting. The Nominating and Corporate Governance Committee met formally two (2) times during fiscal 2010 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2010.

Meetings of the Company’s Non-Management Directors

The non-management directors meet at scheduled executive sessions of the Board of Directors and our Lead Independent Director presides over those meetings.

PROPOSAL 2

PROPOSAL TO APPROVE AN EXTENSION OF THE TERM OF OUR AMENDED AND
RESTATED 2002 LONG-TERM INCENTIVE PLAN

Our stockholders are asked to act upon a Proposal to approve and ratify the Company’s Second Amended and Restated 2002 Long-Term Incentive Plan (the “Incentive Plan”), which amends and restates our Amended and Restated 2002 Long-Term Incentive Plan, as amended (the “2002 Plan”). The effect of the Incentive Plan is to extend the term of the 2002 Plan from the 2002 Plan’s scheduled expiration date on May 15, 2012 to a date that is 10 years from the date our stockholders approve the Incentive Plan, and to make certain technical amendments in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The affirmative vote of a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to adopt the Incentive Plan. Our executive officers and directors have an interest in this Proposal by virtue of their being eligible to receive awards under the Incentive Plan.

General

The Board of Directors of the Company (the “Board”) and the stockholders previously adopted and approved the 2002 Plan. The Board has adopted the Incentive Plan subject to stockholder approval. The purpose of the Incentive Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries, with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Under the Incentive Plan, awards may include cash and equity based awards, including stock options, restricted stock, performance-based awards and stock appreciation rights, issuable under any of the Company’s existing benefit plans.

The Incentive Plan will become effective when approved by our stockholders at the 2011 Annual Meeting of Stockholders. The Incentive Plan is being submitted to our stockholders in compliance with New York Stock Exchange requirements and to allow for certain performance-based cash and equity compensation that is paid thereunder to be deductible by the Company for federal income tax purposes under Section 162(m) of the Code. Section 162(m) places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes, generally, unless such compensation constitutes “qualified performance-based compensation,” which is based on the achievement of pre-established performance goals set by a committee of the Board and/or the Board itself pursuant to an incentive plan that has been approved by our stockholders.

Stockholder approval of the Incentive Plan will constitute stockholder reapproval of the performance criteria in the Incentive Plan (which have not been significantly changed under the 2002 Plan and which are described below) and will satisfy the stockholder approval requirements of Section 162(m) for five years. If the Incentive Plan is not approved by our stockholders, the 2002 Plan will continue in full force in accordance with its terms as they were in effect immediately prior to the adoption of the Amended and Restated 2002 Plan, and the Incentive Plan will not take effect.

The 2002 Plan was amended at the Company’s 2007 annual meeting of stockholders to permit the grant of options to purchase up to 2,589,619 shares (giving effect to a stock split since the 2002 Plan was adopted).

A summary of the principal provisions of the Incentive Plan is set forth below. The summary is qualified by reference to the full text of the Incentive Plan, which is attached as Annex A to this Proxy Statement.

Description of the Incentive Plan

The Incentive Plan is administered by the Compensation Committee. The Compensation Committee selects those key executives of the Company with significant operating and financial responsibility who are likely to be “covered employees” (within the meaning of Section 162(m) of the Code) in respect of the relevant Fiscal year, to be eligible to earn annual incentive compensation payments under the Incentive Plan.

Under the Incentive Plan, awards may include cash and equity based awards, including stock options, restricted stock, performance-based awards and stock appreciation rights (“SARs”). Award opportunities may be expressed in dollar amounts, as a multiple of salary or pursuant to a formula. The performance goals selected by the Compensation Committee for awards intended to meet the performance-based exemption under Section 162(m) of the Code, shall be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Compensation Committee may in each case determine:

•	sales revenue

•	gross profit

•	gross margin

•	operating income

•	net income

•	earnings per share

•	return on assets

•	return on equity

•	return on investment

•	price of the Company’s common stock

•	sales productivity

•	comparable store sales growth

•	market share

The foregoing terms may have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items, as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; discontinued operations; acquisition expenses; and effects of acquisitions and divestitures. Any of the foregoing criteria may apply to a participant’s award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Compensation Committee may specify.

Except with respect to awards intended to satisfy Section 162(m) of the Code to the extent such section and the regulations issued pursuant to such section limit the Compensation Committee’s discretion, the Compensation Committee may adjust the performance goals for any performance cycle as it deems equitable, for example, in recognition of unusual or non-recurring events affecting the Company’s performance or changes in applicable tax laws or accounting principles.

Shares Available for the Incentive Plan

Currently, an aggregate of 3,608,120 shares of Common Stock remain to be issued pursuant to the Incentive Plan. No award may be made to a participant in any single calendar year to the extent such award would exceed 10% of the Shares authorized under the Incentive Plan. Such Shares may be in whole or in part authorized and un-issued or held by the Company as treasury shares. If any grant under the Incentive Plan (including grants under any prior version of the Incentive Plan) expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Incentive Plan unless, in the case of options granted under the Incentive Plan, related SARs are exercised. Since the 3,608,120 shares of Common Stock remaining to be issued pursuant to the Incentive Plan greatly exceeds the number of shares issued under the Plan in recent years, extending the term of the existing Incentive Plan, which would otherwise expire in approximately one year, is believed by our Compensation Committee and management to be appropriate and advisable.

Benefits Under the 2002 Plan

The amount of options, restricted shares and performance shares received by the indicated persons and groups under the Incentive Plan from its inception in 2002 through April 21, 2011 is as follows:

		Restricted	Performance
	Options	Shares	Shares
Name of Individual or Group	(#)(1)	(#)(1)	(#)(1)

Thomas P. Johnson	220,658	406,562	16,054
Michael J. Cunningham	210,014	256,799	11,238
Mary Jo Pile	53,100	58,042	14,550
Marc D. Miller	49,163	42,771	13,726
Barbara A. Pindar	36,675	44,309	14,550
Edward M. Slezak	55,463	46,202	15,976
Julian R. Geiger	777,698	676,312	64,216
Bodil Arlander	—	25,466	—
Ronald R. Beegle	67,500	37,841	—
Robert B. Chavez	33,750	41,216	—
Evelyn Dilsaver	22,500	27,159	—
John N. Haugh	22,500	25,190	—
Karin Hirtler-Garvey	33,750	36,716	—
John D. Howard	—	25,466	—
David B. Vermylen	67,500	37,841	—
All executive officers, as a group	1,825,434	2,015,296	254,938
All directors who are not executive officers, as a group	247,500	256,895	—
All employees who are not executive officers, as a group	3,343,754	845,720	—

(1)	For further details, see Annex A for the Second Amended and Restated 2002 Long-Term Incentive Plan.

The Company’s 1998 and 2002 plans, and the 2007 amendment to the 2002 Plan, have all been approved by the Company’s shareholders. To date, no Company options, restricted shares or performance shares have been granted outside of these shareholder approved plans.

Federal Income Tax Consequences

Taxation under Section 409A of the Internal Revenue Code

Under Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution and funding restrictions will be subject to current income tax inclusion, a 20% tax and interest and penalty assessments in the year(s) of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes ordinary income. Any such deduction will be subject to any applicable limitations of Section 162(m) of the Code. We may be required to pay employment taxes with respect to any compensation taxed as ordinary income recognized by a participant as a result of an award.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount the optionee pays to receive those shares (e.g., the exercise price). A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the excess of the fair market value on the date of sale over the price paid for such shares (e.g., the exercise price)) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns:

•	SARs are taxed and deductible in substantially the same manner as nonqualified stock options;

•	nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and

•	stock-based performance awards and other types of awards are generally subject to tax at the time of payment.

In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Vote Required

In accordance with New York Stock Exchange listing requirements, adoption of the amendment to extend the term of our Incentive Plan requires an affirmative vote of the holders of a majority of shares of common stock cast on such Proposal, in person or by proxy, provided that the total vote cast on the Proposal represents over 50% of the outstanding shares of common stock entitled to vote on the Proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE COMPANY’S SECOND AMENDED
AND RESTATED 2002 LONG TERM INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a advisory basis, the compensation of our named executives officers. As described in detail under the heading “Compensation Discussion and Analysis,” we believe that executive compensation should be closely linked with our Company financial performance and, to this end, our executive compensation programs are designed to, among other things, reward our named executive officers for their contribution to the achievement of short-term and long-term strategic and operational goals and to align executive compensation and shareholder interests through performance and equity-based plans. Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

This advisory vote is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. To the extent there is any significant vote against our executive compensation program as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our shareholders. Accordingly, we are asking our shareholders to approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the proxy statement for this Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATMENT.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF VOTES
ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to submit a non-binding, advisory vote to shareholders at least once every six years to determine shareholder preference as to whether advisory votes on executive compensation should be held every one, two or three years. In satisfaction of this requirement, shareholders are being asked to indicate their preference as to whether an advisory vote with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this Proposal.

In voting on this Proposal, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain. Please note that when casting a vote on this Proposal, you will not be voting to approve or disapprove the Board’s recommendation. The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options. Although this vote is advisory and not binding on the Board or the Company, the Board intends to adopt the frequency selection that receives the highest number of votes cast by shareholders.

Our Board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and, accordingly, our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that the shareholders select a frequency of once every three years, the Board considered how an advisory vote at such frequency will permit us to thoughtfully consider and evaluate the results of an advisory vote, discuss the implications of the vote with shareholders to the extent needed, develop and implement any desired changes and provide both us and our shareholders with sufficient time to evaluate the effectiveness of such changes. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

The Board believes a three-year interval also permits evaluation of our compensation program, objectives and practices, which include a significant long-term component, in the context of our long-term business results for such period, while avoiding overemphasis on fluctuations in our operating results that may occur over a shorter period of time.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED WITH AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5

RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 1998, and has reported on the Company’s consolidated financial statements included in our annual report. The Audit Committee appoints the Company’s independent registered public accounting firm, and the Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011. In the event that the stockholders do not ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required

In accordance with New York Stock Exchange listing requirements, and pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the Annual Meeting is required to approve this Proposal. Abstentions will have the effect of a vote “Against” this Proposal. Broker non-votes will not result from this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Aéropostale has a long history of exceptional growth and achievement, including fourteen consecutive years of same store sales increases. Our unique culture supported by our core values of integrity, respect, teamwork, and compassion, are one of the driving forces behind our success. While 2010 presented certain challenges for our business, some of our more noteworthy achievements for the year included:

•	increasing total net sales by 8% to $2.4 billion

•	increasing same stores sales 1% for the year, compared to a 10% increase last year

•	delivering net earnings of $2.49 per diluted share, a 10% increase over earnings of $2.27 per share last year

•	achieving operating margins in excess of 16%

•	increasing net sales from our e-commerce business by 24% to $160 million

•	improving sales productivity to $626 per square foot

•	returning over $257 million to shareholders through our share repurchase program, bringing the total program to $905 million in repurchases since its inception

Following a record breaking year for Aéropostale in 2009, and against the backdrop of a challenging retail environment in 2010, we were still able to achieve 95% of our operating profit goal and 98% of our earnings per share goal — the key metrics utilized in our Annual Incentive Plan (AIP).

In addition to these financial accomplishments, we continued to focus on several key initiatives. In 2010, we:

•	expanded ‘P.S. from Aéropostale’ to 47 stores

•	opened our flagship store in the Times Square section of New York City

•	opened our 10th international store in the United Arab Emirates

•	made significant investments in infrastructure and technology

•	were recognized as one of Fortune Magazine’s “100 Best Companies to Work For”

Executive Transition

In December 2010, Ms. Meads announced her intentions to leave Aéropostale to pursue other interests. At that time, Mr. Johnson was appointed sole Chief Executive Officer of the Company. Also at that time, certain additional internal leadership positions were established.

Mr. Michael J. Cunningham expanded his role and assumed additional responsibilities over planning and allocation, construction, logistics and real estate. He remains responsible for the finance organization, investor relations and information technology. As part of Mr. Cunningham’s transition, Mr. Marc Miller was promoted to Chief Financial Officer reporting directly to Mr. Cunningham. Mr. Miller remains responsible for strategic planning and new business development, including international expansion.

In addition, Ms. Mary Jo Pile was promoted to Executive Vice President, Customer Engagement, with additional responsibilities over marketing including e-commerce and Mr. Edward M. Slezak added international negotiations and compliance to his responsibilities.

The Company believes that these changes align key areas of the business more effectively, offer growth opportunities, and provide continuity to the Aéropostale teams. Additionally, to further emphasize continuity, the Company entered into a consulting agreement with Mr. Geiger to assist the merchandising team during the transition of Ms. Meads.

Many of the compensation actions in 2010 were directly related to the promotions and expanded responsibilities of our executives. The Compensation Committee met both formally and informally with our independent compensation consultant, Towers Watson, to evaluate the compensation of our Named Executive Officers as they transitioned into their new roles. We believe that the compensation arrangements made with our executives are appropriate and reflect the level of responsibility of their roles for an organization of our size. Details of those actions are provided under Elements of our Compensation Program.

Executive Officers

The following is a list of the Company’s executive officers, followed by their biographical information (other than for Mr. Johnson and Mr. Cunningham whose biographical information appears in the section of this proxy statement entitled “Election of Directors — Nominees”).

Executive Officer	Age	Position

Thomas P. Johnson	53	Chief Executive Officer
Michael J. Cunningham	53	President
Mary Jo Pile	54	Executive Vice President - Customer Engagement
Marc D. Miller	41	Senior Vice President and Chief Financial Officer
Barbara A. Pindar	56	Senior Vice President Planning and Allocation
Edward M. Slezak	42	Senior Vice President, General Counsel and Secretary

Mary Jo Pile was promoted to Executive Vice President — Customer Engagement in December 2010. Prior to this appointment, Ms. Pile served as our Senior Vice President and Chief Stores Officer since May 2005. From 2001 to 2005, Ms. Pile held the position of Executive Vice President of Stores for Express/Express Men’s. Prior to that, Ms. Pile held the position of Vice President of Stores for Express and The Limited from 1997-2001.

Marc D. Miller was promoted to Chief Financial Officer in December 2010. Prior to this appointment, Mr. Miller held the positions of Senior Vice President of Strategic Planning, Business Development and E-Commerce from April 2007, Group Vice President of Strategic Planning, Business Development and E-Commerce from April 2006, and Vice President of Strategic Planning and Business Development from February 2005. Prior to joining Aéropostale, Mr. Miller held executive management positions at Footstar, Inc., and Tradeout, Inc.

Barbara A. Pindar has served as Senior Vice President of Planning and Allocation since December 2005. Previously, she held the position of Senior Vice President, Inventory Management for the Pottery Barn brand division of Williams-Sonoma. Prior to that, from 1986 to 2002, Ms. Pindar held various senior executive positions for Limited Brands, Inc., including Vice President, Merchandise Planning and Analysis for Victoria’s Secret Direct.

Edward M. Slezak was promoted to Senior Vice President, General Counsel and Secretary in April 2006. Prior to this appointment, Mr. Slezak held the positions of Group Vice President and General Counsel from March 2005 and Vice President and General Counsel from November 2004. From 2002 to 2004, Mr. Slezak held the position of Vice President and General Counsel of Acclaim Entertainment, Inc.. Prior to that, Mr. Slezak was a senior associate in the corporate department at the law firm of Cadwalader, Wickersham & Taft, LLP.

Executive Compensation Philosophy

We seek to apply a consistent philosophy of compensation for all executive officers. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, our philosophy is based on the following core principles:

To Pay for Performance

We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total Company and individual performance factors. Total Company performance is evaluated primarily based on the degree to which our pre-established financial targets are met. Individual performance is evaluated based upon several leadership factors, including:

•	Attaining specific financial objectives;

•	Building and developing individual skills and a strong leadership team; and,

•	Developing an effective infrastructure to support business growth and profitability.

In addition, a significant portion of total compensation is delivered in the form of equity-based award opportunities to directly link compensation with increases in stockholder value.

To Pay Competitively

We are committed to providing a total compensation program designed to retain our high caliber performers and to also attract superior leaders to the Company. To achieve this goal, we annually compare our pay practices and overall pay levels to other leading specialty retail organizations, and, where appropriate, with non-specialty retail organizations when establishing our pay guidelines. Please see Executive Compensation Practices for greater detail.

To Pay Equitably

We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, the Committee considers depth and scope of accountability, complexity of responsibility, and executive performance, both individually and collectively as a team.

Compensation Governance

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the New York Stock Exchange and other applicable laws and regulations. Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles.

The role of the Compensation Committee and information about its meetings are set forth on page 13 of this Proxy Statement. The Compensation Committee’s charter was last amended in 2004 and is available on the Company’s website at www.aéropostale.com.

Compensation Consultants

As provided for in the Compensation Committee Charter, the Compensation Committee retained, for the third consecutive fiscal year, Towers Watson (“the consultant” or the “compensation consultant”) as its independent compensation consultant to assist in the evaluation of CEO and executive officer compensation levels and program design. Specifically, the consultant provided the Compensation Committee with market trend information, data and recommendations to enable the Committee to make informed decisions and to stay abreast of changing market practices, helping the Committee to appropriately balance external forces with our objectives, values and compensation philosophy. In addition, the consultant provided analysis on the alignment of pay and performance and assisted in the process of preparing this disclosure. The Committee, in conjunction with recommendations from management, determines the work to be performed by the consultant and has the ultimate authority to retain and terminate the compensation consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

Towers Watson was directed to review the company’s compensation programs and practices and to provide recommendations and suggestions which are consistent with the Company’s compensation philosophy. In fiscal 2010, Towers Watson was also engaged by the Committee for the following executive compensation work:

•	assisted with compensation programs during a time of leadership transition, providing guidance on retention awards and the development of executive contracts

•	provided market trend and competitive information

•	reviewed both short- and long-term incentive program design, including bonus carry-over proposal and execution,

•	assessed compensation plan risk

•	assisted with development of a new 2011 peer group

•	assisted with the development of the Compensation Discussion & Analysis section of this Proxy Statement

•	assisted with the establishment of a modified bonus opportunity range for fiscal 2011

Other than the aforementioned engagement, Towers Watson maintains no other direct or indirect business relationship with the Company. All executive compensation services provided by the consultant are conducted under the direction and authority of the Compensation Committee and all work performed by Towers Watson is approved by the Chairman of the Compensation Committee. Management has not engaged a separate compensation consultant.

During fiscal 2010, our Compensation Committee Chairperson, certain members of our Compensation Committee, and Aéropostale management interviewed four additional executive compensation consulting firms in an effort to compare their service offerings to those services we are currently receiving from Towers Watson and to also ensure that we continue to enjoy the best possible representation for the Company. At the end of the review process, the Committee, with input from management decided to continue retaining Towers Watson as the Compensation Committee’s executive compensation consultant. We do however continue to monitor the performance of our consultant through an internal evaluation process as well as through comparisons of services offered by other major consulting firms in the executive compensation arena.

Additionally, as stated in our Compensation Committee Charter, the Compensation Committee has the authority to engage additional consulting firms to assist them in performing their duties. Accordingly, in the second half of fiscal 2010, the Committee hired Hay Group to perform a market analysis on certain executive compensation practices. Also earlier in fiscal 2010, Company management hired Hay Group to perform an organizational structure analysis for certain levels of our organization.

Committee Delegation

Company management, including our Senior Vice President of Human Resources, Vice President of Compensation and Benefits, and General Counsel, prepared the compensation materials and attended our Compensation Committee meetings. This Company management team, in conjunction with the Company’s Chief Executive Officer, President, and SVP Chief Financial Officer, propose compensation program designs, levels and components and make recommendations on the compensation levels and stock awards for employees, other than for themselves. The Compensation Committee makes the final determination regarding certain proposals including the compensation of our Chief Executive Officer and those executive officers listed in this proxy statement. The Committee also meets in executive session with Towers Watson and without management present in order to review management’s proposals.

Risk Assessment

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages risks which are within reason, likely to have a material adverse effect on the Company. In fiscal 2010, the Compensation Committee received from its compensation consultant an annual review of the factors to consider in determining the extent to which the features of the Company’s compensation programs aggravate or mitigate risk. In reviewing these considerations, in light of the Company’s broad-based plans, including those which the named executive officers participate in, the Committee determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company. A review of these features and Aéropostale’s compensation programs is highlighted below:

Feature	Aéropostale’s Compensation Design

Philosophy and Pay Mix	• Our philosophy is to structure our compensation programs in a manner which manages and mitigates risk.
• The mix of pay, and blend of equity is appropriately balanced between fixed and variable, short- and long-term, and time and performance based.

Plan Design and Structure	• Maximum payout levels for bonuses payable upon achievement of corporate goals and performance awards are capped.
• The payout curves are appropriately calibrated to afford for reasonable leverage.
• There is considerable alignment between pay and performance.
• Committee exercises the appropriate level of discretion.
• Performance Share Plan uses overlapping cycles.

Performance Metrics	• All bonus eligible employees participate in the same annual incentive compensation program.
• Goals and thresholds are appropriately calibrated.
• Measures reflect business priorities, focus on the bottom-line, are influenced by participants efforts and aligned with shareholders’ interests, and cannot be easily manipulated.

Program Governance	• The Plan Design is reviewed and approved by the Compensation Committee.
• Management recommends and the Compensation Committee approves goals and performance hurdles; these are based on the business plan.

The Compensation Committee noted that the Company does not engage in the practices that aggravate risk and further noted a number of design features of the Company’s cash and equity incentive programs reduce the likelihood of excessive risk-taking. For example, the Compensation Committee believes that the bonus program appropriately balances risk and desire to focus executives on specific short-term goals important to the Company’s success. Further, a significant portion of the compensation provided to the named executive officers is in the form of long-term equity awards that are important to help further align executives’ interests with those of the Company’s stockholders. The Compensation Committee determined and the full Board of Directors concurred that, the Company’s compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Executive Compensation Practices

The Committee annually reviews our executive compensation to ensure it best reflects our compensation philosophy. In determining the overall compensation level for our executives, the Company and the Committee reviewed publicly available data for a peer group consisting of 14 national and regional, specialty and department store retail organizations to benchmark the appropriateness and competitiveness of our compensation program.

Each year, this list of peer companies is reviewed and compiled by the Committee’s compensation consultant in conjunction with input from Company management, and is then ratified by the Compensation Committee. For our 2010 fiscal year, the comparison companies were:

Abercrombie & Fitch Co.	Coach, Inc.	New York & Company, Inc.
American Eagle Outfitters, Inc.	Columbia Sportswear Company	Phillips — Van Heusen Corporation
Ann Taylor Stores Corporation	Perry Ellis International, Inc.	Quiksilver, Inc.
bebe stores inc.	Guess?, Inc.	Urban Outfitters, Inc.
Charlotte Russe Holding, Inc.	J. Crew Group, Inc.

These peer companies were chosen because of their general similarity to Aéropostale in business, merchandise focus, frequent competition with the Company for executive talent and, in certain cases, size of business and geographic proximity of their corporate locations, and has remained constant for the past three fiscal years.

In February 2011, the Compensation Committee reviewed and ratified a new peer group for the upcoming fiscal year. Together with management, Towers Watson reviewed and recommended companies based on the following criteria:

•	revenue size ($1.4 — $4.4 Billion) — roughly one-half to two-times the size of Aéropostale

•	industry — apparel, retail, accessories, and luxury goods

•	financial criteria — market capitalization, operating income, net income, etc.

•	historical precedent — maintaining consistency to as great a degree as practicable

•	recruitment markets — companies reflect those where we source and compete for talent

In evaluating the current peer group against the selection criteria, the following companies were removed:

•	Charlotte Russe Holding Inc. is no longer a publicly-held company

•	Perry Ellis International Inc., bebe stores inc., and New York & Company Inc., fell below the revenue range

•	J.Crew Group, Inc. is no longer a publicly-held company

•	Columbia Sportswear Company is not a direct competitor

The following is a list of companies that were added to our peer group as a result of meeting many of the selection criteria:

Charming Shoppes Inc.	Express, Inc.
Chico’s FAS Inc.	Genesco, Inc.
The Children’s Place Retail Stores, Inc.	The Gymboree Corp.
Collective Brands, Inc.	Fossil, Inc
Dress Barn (Ascena Retail Group)	Liz Claiborne, Inc.

The resulting set of 18 retailers and mall-based stores provides a well-rounded cross section of Aéropostale’s markets for executive talent. The complete peer group that will be used in fiscal 2011 is as follows:

Abercrombie & Fitch Co.	Coach, Inc.	Guess?, Inc.
American Eagle Outfitters, Inc.	Collective Brands, Inc.	Liz Claiborne Inc.
Ann Taylor Stores Corporation	Dress Barn (Ascena Retail Group)	Phillips — Van Heusen Corporation
Charming Shoppes Inc.	Express, Inc.	Quiksilver, Inc.
Chico’s FAS Inc.	Fossil, Inc.	The Gymboree Corp.
The Children’s Place Retail Stores, Inc.	Genesco Inc.	Urban Outfitters, Inc.

The principal elements of our executive compensation are base salary, short-term performance-based incentive compensation and long-term equity-based incentive programs. The Committee has designed our executive compensation programs to reward an individual’s contributions to the improvement of Company performance. The Committee evaluates and administers the compensation of our officers in an integrated manner, making compensation decisions around program design and pay adjustments that align with our compensation philosophy, current market practices and our total compensation program objectives. When setting the amount of compensation to be awarded in a given year, the Committee considers the relative proportion of total compensation delivered on a current and long-term basis and in the form of cash and equity prior to making changes to compensation levels.

The Committee believes that, in addition to current and long-term compensation, it is important to provide our executive officers with competitive post-employment compensation. Post-employment compensation consists of two main types — retirement benefits and termination provisions. The Committee believes that retirement benefits and termination provisions are important components in a well-structured executive officer compensation package, and the Committee seeks to ensure that the combined package is competitive at the time the package is negotiated with the executive officer. Our retirement programs are described below on page 39.

The Committee reviewed all components of the named executive officers’ total direct compensation for the years 2008, 2009 and 2010, including, but not limited to, salary, bonus, equity-based compensation, perquisites, and payout obligations under the Company’s non-qualified deferred compensation plan and its supplemental executive retirement plan. The Committee concluded that compensation levels are reasonable and in the best interests of Aéropostale and its stockholders.

Annual Compensation

Summary Compensation Table.  The following table sets forth information concerning total compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our next three other most highly compensated executive officers who served in such capacity as of January 29, 2011 (the “named executive officers”) for services rendered to us during the three most recent fiscal years.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
			Stock		Option	Plan	Compensation	All Other
		Salary	Awards		Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)(3)(6)		($) (2)(3)	($) (4)	($) (5)	($) (8)	($)

Mr. Geiger	2010	38,462	730,200	(7)	—	53,425	561,934	453,568	1,837,589
Chairman of the Board of	2009	1,000,000	—		—	3,000,000	1,275,560	8,209,425	13,484,985
Directors and former Chief Executive Officer	2008	1,000,000	—		—	3,000,000	3,188,561	14,746	7,203,307
Mr. Johnson	2010	898,077	2,000,000		—	1,124,260	821,060	17,757	4,861,154
Chief Executive Officer	2009	735,769	1,000,000		—	1,471,538	783,531	67,560	4,058,398
	2008	700,654	—		—	1,400,000	231,799	64,746	2,397,199
Ms. Meads	2010	898,077	2,000,000		—	1,113,750	515,022	17,267	4,544,116
Former Co-Chief Executive	2009	817,885	1,500,000		—	2,044,713	406,215	17,560	4,786,373
Officer	2008	784,615	1,043,901		538,928	2,000,000	284,716	17,246	4,669,406
Mr. Cunningham	2010	549,039	800,000		—	464,260	317,527	17,757	2,148,583
President	2009	476,827	1,300,039		—	953,654	272,369	17,560	3,020,449
	2008	450,096	—		—	675,000	108,932	17,246	1,251,274
Ms. Pile	2010	474,615	320,000		—	594,397	21,236	17,757	1,428,005
Executive Vice President -	2009	383,000	443,055		—	385,000	19,303	17,560	1,247,918
Customer Engagement	2008	368,923	221,370		73,247	372,000	16,497	17,246	1,069,283
Mr. Miller	2010	356,654	270,000		—	226,067	16,742	15,007	884,470
Senior Vice President	2009	319,115	393,055		—	320,630	14,363	30,502	1,077,665
and Chief Financial Officer	2008	296,308	197,325		73,247	302,000	12,332	6,246	887,458
Ms. Pindar	2010	398,000	270,000		—	252,000	21,103	17,757	958,860
Senior Vice President	2009	385,154	393,055		—	387,000	19,568	17,560	1,202,337
Planning and Allocation	2008	371,923	221,370		73,247	375,000	13,430	17,246	1,072,216
Mr. Slezak	2010	363,308	270,000		—	230,174	19,947	15,007	898,436
Senior Vice President, General	2009	348,462	393,055		—	350,000	17,301	14,810	1,123,628
Counsel and Secretary	2008	337,692	197,325		73,247	340,000	16,125	14,746	979,135

(1)	Reflects base salary earned through the 52-week fiscal years ended January 29, 2011 (“fiscal 2010”), January 30, 2010 (“fiscal 2009”) and January 31, 2009 (“fiscal 2008”).

(2)	The value of stock and option awards reflects the fiscal 2010, 2009 and 2008 grant date fair value for these awards, recognized under the provisions of Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” (“ASC 718”). Stock awards include non-vested and performance shares, as described in the Compensation Discussion and Analysis section. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts may not correspond to the actual value that will be realized by the named executive officers. See Note 10 to our consolidated financial statements included in Form 10-K for the year ended January 29, 2011 for a further discussion.

(3)	Stock and option awards were granted under our 2002 Amended and Restated Long-Term Incentive Plan.

(4)	The amounts represent the bonuses earned in fiscal 2010, 2009 and 2008 pursuant to our Annual Incentive Plan (“AIP”) and paid in April 2011, March 2010 and March 2009, respectively.

(5)	For fiscal 2010, the amounts included in the Aéropostale Supplemental Executive Retirement Plan (“SERP”) plan are comprised entirely of changes between fiscal 2009 and fiscal 2010 in the actuarial present value of the accumulated pension benefits of the following named executive officers:

Mr. Geiger, Mr. Johnson, Mr. Cunningham and Ms. Meads. See Note 11 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended January 29, 2011 for a description for the assumptions made for calculating the Pension Value.

For fiscal 2009, the amounts included in the Aéropostale SERP plan are comprised entirely of changes between fiscal 2008 and fiscal 2009 in the actuarial present value of the accumulated pension benefits of the following named executive officers:

Mr. Geiger, Mr. Johnson, Mr. Cunningham and Ms. Meads. See Note 11 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended January 30, 2010 for a description for the assumptions made for calculating the Pension Value.

For fiscal year 2008, the amounts included in the Aéropostale SERP plan are comprised entirely of changes between fiscal 2007 and fiscal 2008 in the actuarial present value of the accumulated pension benefits:

Mr. Geiger, Mr. Johnson, Mr. Cunningham and Ms. Meads. See Note 10 “Retirement Benefit Plans” in our Form 10-K for the year ended January 31, 2009 for a description for the assumptions made for calculating the Pension Value.

(6)	Upon termination of employment for Ms. Meads $1,500,000 of stock awards were forfeited.

(7)	Granted in February 2010 pursuant to Mr. Geiger’s Employment Agreement dated February 2008.

(8)	The following table represents all other compensation paid to the executive officers during fiscal 2010, 2009 and 2008.

			Housing or
		Auto	Relocation	401K Match	MERP	Other	Total
Name and Principal Position	Year	($)	($)	($)	($) (1)	($) (2)	($)

Mr. Geiger	2010	327	—	3,000	276	449,965	453,568
	2009	8,500	—	3,000	3,310	8,194,615	8,209,425
	2008	8,500	—	3,000	3,246	—	14,746
Mr. Johnson	2010	8,500	—	5,750	3,507	—	17,757
	2009	8,500	50,000	5,750	3,310	—	67,560
	2008	8,500	50,000	3,000	3,246	—	64,746
Ms. Meads	2010	8,010	—	5,750	3,507	—	17,267
	2009	8,500	—	5,750	3,310	—	17,560
	2008	8,500	—	5,500	3,246	—	17,246
Mr. Cunningham	2010	8,500	—	5,750	3,507	—	17,757
	2009	8,500	—	5,750	3,310	—	17,560
	2008	8,500	—	5,500	3,246	—	17,246
Ms. Pile	2010	8,500	—	5,750	3,507	—	17,757
	2009	8,500	—	5,750	3,310	—	17,560
	2008	8,500	—	5,500	3,246	—	17,246
Mr. Miller	2010	8,500	—	3,000	3,507	—	15,007
	2009	24,192 (3)	—	3,000	3,310	—	30,502
	2008	—	—	3,000	3,246	—	6,246
Ms. Pindar	2010	8,500	—	5,750	3,507	—	17,757
	2009	8,500	—	5,750	3,310	—	17,560
	2008	8,500	—	5,500	3,246	—	17,246
Mr. Slezak	2010	8,500	—	3,000	3,507	—	15,007
	2009	8,500	—	3,000	3,310	—	14,810
	2008	8,500	—	3,000	3,246	—	14,746

(1)	MERP — Medical Executive Reimbursement Plan for all Senior Vice-President level and above to supplement the Company’s current insurance coverage.

(2)	In accordance with the terms of Mr. Geiger’s Employment Agreement, this amount represents certain cash payments made during 2010 and 2009 which were in lieu of other benefits Mr. Geiger had received during prior years of his employment with the Company, including the replacement of (i) annual equity awards and (ii) the increase in retirement benefits.

(3)	Includes a retroactive payment covering multiple years of car allowance.

Base Salary

The Compensation Committee annually reviews and adjusts, where appropriate, the base salaries of the Company’s executive officers listed in this Proxy Statement. In determining the appropriate level of base salary compensation, the Compensation Committee considers a number of factors including each executive officer’s job responsibilities, individual contributions, number of years of service to the Company, Company performance for the prior year, current salary and peer group data provided by the compensation consultant. As illustrated above, Aéropostale has designed its compensation structure around a generally balanced allocation between fixed compensation, and performance based variable compensation, such as bonus and equity compensation.

As mentioned previously, the compensation arrangements in general and base salary increases specifically were adjusted for our Chief Executive Officer and the executive officers who appear in this proxy in conjunction with their new contracts, promotions, or increased responsibility. Mr. Miller, Ms. Pile, Mr. Slezak, and Ms. Pindar also received base salary increases during our annual review cycle in March 2010.

Annual Incentive and Bonus Plan

Aéropostale’s culture is driven by our strong pay for performance orientation. All of our executives participate in the same bonus program and are measured against the same financial goals to reinforce performance and ensure everyone is aligned. Our compensation program awards annual bonuses based upon the Company obtaining certain annual financial targets in accordance with our financial plan. The Company’s annual financial plan is established by management and ratified by our Board at the beginning of each fiscal year. The Annual Incentive Plan (“AIP”) is designed to motivate and reward employees by aligning a substantial portion of their total compensation directly with the Company’s financial success, specifically operating income.

With regard to our CEO, our President, and the former Co-CEO, their AIP bonus is determined based upon not only Company operating income growth (“OI”), but the Company’s diluted earnings per share (“EPS”) growth as well. The two components, operating income and earnings per share, are weighted equally. Typically, our CFO is also measured against both EPS and operating income growth; however, due to the timing of Mr. Miller’s promotion to CFO, he was only measured against operating income for the 2010 fiscal year. He will now be measured against both metrics commencing with fiscal 2011. Management determined, in conjunction with the Compensation Committee, that those three positions within the Company are able to make policies and decisions which can directly impact the Company’s EPS, and as such, in order to further align those executives with the Company’s shareholder value, half of their AIP bonus is determined based upon year over year EPS growth targets as set by our Compensation Committee. All other employees’ bonuses are determined solely based upon Company operating income growth.

The AIP contains a tiered payment structure based upon the Company’s annual financial performance. Those tiers are Threshold (achieving 90% of the Company’s annual financial plan), Target (achieving 100% of the Company’s annual financial plan) and maximum (achieving 110% or greater of the Company’s annual financial plan). The AIP is a cash bonus plan and is determined formulaically, as described above. However, the Company does maintain some flexibility to award certain limited discretionary bonus amounts to employees in limited circumstances. Only those executives at the Senior Vice President level and below are eligible for a discretionary bonus.

Consolidated Operating Income*			Consolidated Earnings Per Share*
Threshold	Target	Maximum	Threshold	Target	Maximum
($)	($)	($)	($)	($)	($)
(In thousands, except per share data)

371,916	413,240	454,564	2.34	2.60	2.86

The Company’s actual performance in 2010 was $393,328(*) in Operating Income and $2.54(*) in Earnings Per Share which was slightly below target and yielded payouts of 76% of target for the OI component and 89% of target for the EPS component.

(*)	Excludes settlement loss related to SERP payments in fiscal 2010 of $6.5 million, or $0.05 per diluted share.

The following table illustrates the actual performance and the weight of each financial measurement:

					Resulting AIP
			Operating Income		as a Percentage
	Earnings Per Share		Growth		of Target
	Performance	Weight	Performance	Weight	Payout
Named Executive Officer	(% of Target)	(%)	(% of Target)	(%)	(%)

Mr. Johnson	89%	50%	76%	50%	82.5%
Ms. Meads	89%	50%	76%	50%	82.5%
Mr. Cunningham	89%	50%	76%	50%	82.5%
Ms. Pile	89%	—	76%	100%	76%
Mr. Miller	89%	—	76%	100%	76%
Ms. Pindar	89%	—	76%	100%	76%
Mr. Slezak	89%	—	76%	100%	76%

Some of our Named Executive Officers in this Proxy Statement also received a payment under a one-time program established by our Compensation Committee, called the “carry-over bonus”. The carry-over bonus was established and accounted for in fiscal 2009, when the Company achieved a record breaking 54% increase in its operating income, all during a period of macro-economic turmoil and a difficult retail environment. In recognition of this financial performance, the Compensation Committee approved a one-time bonus award based on the

Company meeting a minimum of threshold level financial performance for fiscal 2010. This additional bonus was paid with the AIP in fiscal 2011 when all other annual bonuses were paid. The Chief Executive Officer and the Compensation Committee believed that the carry-over bonus was critical to retain employees during a senior leadership transition period. Mr. Johnson, Ms. Meads, and Mr. Cunningham were not eligible to participate in the carry-over bonus program.

The parameters of the carry-over bonus approved by the Compensation Committee were as follows:

•	Employees at the Senior Vice President level and below were eligible for the carry-over bonus program

•	The maximum of the carry-over award was 10% of the excess operating income for fiscal 2009. The actual aggregate amount paid was $3.5 million

•	The carry-over bonus was distributed in fiscal 2011 since the Company achieved the threshold level of operating income in fiscal 2010

•	The portion of the carry-over bonus that an employee earned was based on the employee’s target bonus and fiscal year salary earnings

•	Only those employees who participated in the fiscal 2009 AIP and reached a threshold level of performance for that year were eligible for the 2010 carry-over bonus

The table below reflects fiscal 2010 AIP and carry-over bonus payout:

							Total
				AIP			Bonus as a %
	As a Percentage of Base Pay			Bonus	Carry-Over	Total Bonus	Of Base
	Threshold	Target	Maximum	Paid	Bonus Paid	Paid	Salary
Name	(%)	(%)	(%)	($)	($)	($)	(%)

Mr. Johnson	75%	150%	300%	1,124,260	—	1,124,260	123.75%
Ms. Meads	75%	150%	300%	1,113,750	—	1,113,750	123.75%
Mr. Cunningham	50%	100%	200%	464,260	—	464,260	82.50%
Ms. Pile	38%	75%	150%	237,890	156,507	394,397	78.88%
Mr. Miller	25%	50%	100%	136,358	89,709	226,067	63.00%
Ms. Pindar	25%	50%	100%	152,000	100,000	252,000	63.00%
Mr. Slezak	25%	50%	100%	138,835	91,339	230,174	63.00%

Long-Term Equity

We believe that equity awards of our common stock under the Aéropostale Amended and Restated 2002 Long-Term Incentive Plan are an important factor in aligning the long-term financial interests of our equity-eligible employees with the interests of our stockholders. Additionally, long-term compensation increases the likelihood that we will be able to retain top performers. Management continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. The percentage mix of the components of our equity awards depends upon the employee’s level within the organization.

At the end of fiscal 2006, we introduced performance shares as an additional form of long-term equity compensation and gradually eliminated the use of stock options. Executives at the Senior Vice President level and above are granted a 50/50 mix of performance shares and restricted stock. The combination of performance and time-based equity has been a successful component of our overall compensation program providing the right balance of performance and retention awards.

The design of our performance-based equity awards help to align the interests of our executive officers with those of our stockholders. Because they are tied to key performance measures, they also support our key brand and human capital strategies. Performance shares represent an unsecured promise by the Company to award common shares to certain executives, contingent upon the Company’s achievement of pre-determined three year financial performance goals. The number of performance shares to be awarded to the employee is not finalized until the Company’s independent registered public accounting firm has issued their audit opinion on the Company’s consolidated financial statements. With regard to Performance Shares, there are two financial measures against which the Company’s performance is measured; diluted earnings per share and operating income. Financial performance for each measure is based upon cumulative targets determined over the applicable three-year period. Each measure is separate and distinct and the actual number of shares awarded at the end of the three-year cycle is additive in determining the total number of performance shares issued.

The performance share grant awarded in 2008 and measured against the three-year performance in fiscal 2008, 2009, and 2010 achieved a performance level of 200% of target. The table below reflects the performance-based equity award Company financial measures and actual performance over the aforementioned three-year period:

	Threshold	Target	Maximum	Actual
Three-Year Cumulative Financial Measure	($)*	($)*	($)*	($)*
	(In thousands, except per share data)

Operating income	684,455	760,506	836,557	1,024,222
Earnings Per Share	4.29	4.77	5.25	6.28

(*)	Excludes settlement loss related to SERP payments in fiscal 2010 of $6.5 million, or $0.05 per diluted share.

Grants of Plan-Based Awards.  The following table provides information relating to plan-based awards granted to named executive officers during the fiscal year ended January 29, 2011.

								All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock Awards:	Grant Date
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Fair Value
		Awards			Awards			Shares of Stock	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Option Awards
Name	Date	($)	($)	($)	(#) (1)	(#) (1)	(#) (1)	(#)(2)	($)(3)(4)(5)

Mr. Johnson	2/12/2010	—	—	—	—	—	—	43,092	1,000,000
	3/26/2010	681,370	1,362,740	2,725,480	17,483	34,966	69,932	—	1,000,000
Ms. Meads	2/12/2010	—	—	—	—	—	—	43,092	1,000,000
	3/26/2010	675,000	1,350,000	2,700,000	17,483	34,966	69,932	—	1,000,000
Mr. Cunningham	3/26/2010	281,370	562,740	1,125,480	—	—	—	13,987	400,000
	3/26/2010	—	—	—	6,994	13,987	27,974	—	400,000
Ms. Pile	3/26/2010	187,500	375,000	750,000	—	—	—	4,721	135,000
	4/27/2010	—	—	—	—	—	—	1,608	50,000
	3/26/2010	—	—	—	2,361	4,721	9,442	—	135,000
Mr. Miller	3/26/2010	89,709	179,418	358,836	—	—	—	4,721	135,000
	3/26/2010	—	—	—	2,361	4,721	9,442	—	135,000
Ms. Pindar	3/26/2010	100,000	200,000	400,000	—	—	—	4,721	135,000
	3/26/2010	—	—	—	2,361	4,721	9,442	—	135,000
Mr. Slezak	3/26/2010	91,339	182,678	365,356	—	—	—	4,721	135,000
	3/26/2010	—	—	—	2,361	4,721	9,442	—	135,000

(1)	Equity incentive awards (performance shares) were granted in accordance with the 2002 Amended and Restated Plan. The performance shares vest at the end of three years of continuous service with us, and the number of shares ultimately awarded is contingent upon meeting cumulative consolidated EPS and consolidated operating income targets, each weighted at 50%.

(2)	Stock awards were granted in accordance with the 2002 Amended and Restated Long-Term Incentive Plan. Stock awards are non-vested shares of Aéropostale common stock that are payable as shares at the end of the vesting period.

(3)	Column (l) represents the fair values of stock awards granted during the year in accordance with ASC 718. Stock awards granted on February 12, 2010 have a fair value of $23.21. Stock awards granted on March 26, 2010 have a grant date fair value of $28.60. Stock awards granted on April 27, 2010 have a grant date fair value of $31.10.

(4)	In February 2010, upon their promotions to Co-CEOs Mr. Johnson and Ms. Meads each received a grant of restricted stock valued at $1,000,000 which vest ratably over a two-year period. Additionally, along with the annual grant cycle, they were each awarded performance shares valued at $1,000,000. Performance shares are typically awarded as part of the annual award cycle so that all executives are measured based on the same three-

year financial criteria and time frame. All of the other executive officers received equity awards as part of the annual award cycle.

(5)	Upon termination of employment for Ms. Meads $1,500,000 of stock awards were forfeited.

The Compensation Committee may continue to grant equity incentives to the Company’s equity eligible employees consistent with the Company’s compensation philosophies. The Compensation Committee delegates administrative aspects of equity grants to management.

All equity grants are issued on the date they are approved by the Compensation Committee, except for new hires, whose grant date is the first day of their employment, with all such grants only being made when the Company is not in a trading blackout period. In addition, the Compensation Committee’s approval of grants of awards is not conditioned nor linked to the timing of the Company’s release of financial information. Non-vested stock awarded to executive officers vests at the end of three years of continuous service with us, except for certain grants more particularly described as above. From time to time, for retention and other competitive reasons, the Company will award non-vested stock with vesting periods other than a three-year cliff vesting. Although no longer granted, the exercise price for stock options is the last sales price reported for the Common Stock as reported on the NYSE on the date upon which the Award is granted. Stock options generally vest over four years on a pro rata basis and expire after eight years.

Allocation Among Components

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of fixed compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. Although there is no formal policy for a specific allocation between current and long-term compensation, or between cash and non-cash compensation, the Committee has established a pay mix for executive officers that places emphasis on those elements that are based upon performance. This approach generally reflects current market practice and provides our executive officers with attractive levels of current pay while encouraging officers to remain with our Company for the long-term. Certain components of our non-cash, long-term compensation are performance-based and can be realized only if the Company achieves certain financial goals during the relevant performance period. By following this approach, we provide our executives a measure of security in the minimum level of compensation that the individual is eligible to receive while also motivating the executive to focus on the business metrics that will produce a high level of performance for the Company and long-term wealth creation for the executive, as well as reduce the risk of recruitment by competitors.

This mix of compensation is weighted toward at-risk and long-term pay, which is subject to the Company’s performance (annual incentives and long-term incentives) as illustrated in the charts in the prior section. Maintaining this pay mix results in a pay-for-performance orientation of our overall compensation program for our executives.

Other Benefits and Perquisites

Our executive officer compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) plan accounts, MERP, Company partially-paid medical benefits, group term life insurance coverage and an auto allowance of $8,500 per year. These benefits also include benefit accruals under our supplemental executive retirement plan. We annually review these other benefits and perquisites with the Compensation Committee and the compensation consultant, and make adjustments as warranted based on competitive practices and our Company’s financial performance.

Post-Termination Compensation and Benefits

Our executive officers are also entitled to post-termination benefits in the event that their employment with us is terminated. For those executive officers who have an employment agreement with us, a description of the termination events that trigger post termination pay and benefits can be found in the section of this Proxy Statement entitled Employment Agreements. In addition, pursuant to Company policy, all Senior Vice Presidents of the Company receive one (1) year of post termination pay upon involuntary termination without cause. Our Compensation Committee, in conjunction the compensation consultant, has reviewed the severance costs to the

Company associated with the Company’s severance-eligible employees. Specific information regarding benefits individuals would be eligible to receive upon termination of their employment with the Company is illustrated in the table on page 40.

Impact of Accounting and Tax

The Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by us.

When determining amounts of stock incentive plan grants awarded to our executives, employees and Board members, the Compensation Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock-based compensation result in an accounting charge for us, which is amortized over the requisite service period, or vesting period of the instruments.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per covered employee per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. Our 2002 Amended and Restated Long-Term Incentive Plan was re-approved by stockholders on June 16, 2006 and therefore awards under the plan are eligible to be exempt from Section 162(m), assuming those awards meet the other criteria for Section 162(m) deductibility. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee may approve compensation that may not be deductible if the Committee determines that such compensation is in the best interests of the Company which may include for example, the payment of certain non-deductible compensation necessary in order to attract and retain individuals with superior talent.

2011 Compensation Decisions

For fiscal 2011 the AIP will continue to be based upon the Company’s achievement of targeted operating income goals and, as stated above, in certain circumstances, EPS growth as well. In anticipation of industry-wide global inflationary pressures and rising product costs that are expected to reduce our overall profitability, the Compensation Committee has approved an elongated bonus opportunity range for our executives.

For the past five fiscal years, the Company has paid bonuses against a financial performance range of 90% of Threshold, 100% of Target, and 110% at Maximum with a corresponding bonus opportunity range of 50%, 100%, and 200% respectively. Given the expected reduction in our overall profitability, the Company, together with our independent consultant, established an elongated range with a bonus opportunity of 25% of target at a financial performance level of 80%. Conversely, financial performance of 110% of target was modified to provide a bonus opportunity payout of 150% as compared to 200% in 2010 and a new maximum level of 120% of financial target was added that provides a bonus opportunity of 200% of target.

The following charts illustrate the former and the modified bonus opportunity for all of our Named Executive Officers. The bonus targets are as follows:

Operating Income / Earnings Per Share
	Threshold	Target	Maximum
Fiscal Year	(%)	(%)	(%)

2010	90% of Target	100% of Target	110% of Target
2011	80% of Target	100% of Target	120% of Target

The bonus payout levels are as follows:

	Threshold	Target	Maximum
Fiscal Year	(%)	(%)	(%)

2010	50% of Target	100% of Target	200% of Target
2011	25% of Target	100% of Target	200% of Target

We strongly believe that the modifications made to our bonus payout range for fiscal 2011 are in line with our overall philosophy of retaining our executives while motivating them to continue to strive for higher levels of performance. Providing an additional point of entry into our bonus program will keep our executives engaged and focused on greater levels achievement as the Company navigates through a volatile year for our business.

Outstanding Equity Awards at Fiscal Year-End.  The following table provides information relating to outstanding awards held by named executive officers at fiscal year end, January 29, 2011.

	Option Awards				Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
							Market	Number of	Market or
					Number		Value of	Unearned	Payout Value
	Number of	Number of			of Shares		Shares or	Shares, Units	of Unearned
	Securities	Securities			or Units		Units	or Other	Shares, Units or
	Underlying	Underlying			of Stock		of Stock	Rights	Other Rights
	Unexercised	Unexercised	Option		That Have		That Have	That Have	That Have
	Options	Options	Exercise	Option	Not		Not	Not	Not
	(#)	(#)	Price	Expiration	Vested		Vested	Vested	Vested
Name	(Exercisable)	(Unexercisable)	($)	Date	(#)		($) (13)	(#)	($)(13)

Mr. Geiger	—	—	—	—	30,000	(1)	730,200	—	—
Mr. Johnson	20,925	—	14.89	3/9/2013	—		—	—	—
	22,500	—	12.83	4/4/2014	—		—	—	—
	26,612	8,871 (2)	17.82	3/28/2015	—		—	—	—
	—	—	—	—	30,024	(5)	730,784	—	—
	—	—	—	—	21,546	(6)	524,430	—	—
	—	—	—	—	21,546	(7)	524,430	—	—
	—	—	—	—	—		—	60,048 (5)	1,461,568
	—	—	—	—	—		—	13,986 (9)	340,419
Ms. Meads	16,875	16,875 (3)	18.15	3/26/2015	—		—	—	—
	33,937	16,968 (4)	18.86	3/25/2016	—		—	—	—
	—	—	—	—	23,625	(8)	575,033	—	—
	—	—	—	—	21,546	(6)	524,430	—	—
	—	—	—	—	—		—	63,450 (8)	1,544,373
Mr. Cunningham	20,925	—	14.89	3/9/2013	—		—	—	—
	22,500	—	12.83	4/4/2014	—		—	—	—
	18,629	6,210 (2)	17.82	3/28/2015	—		—	—	—
	—	—	—	—	22,518	(5)	548,088	—	—
	—	—	—	—	9,552	(10)	232,496	—	—
	—	—	—	—	13,987	(9)	340,444	—	—
	—	—	—	—	—		—	45,036 (5)	1,096,176
	—	—	—	—	—		—	5,595 (9)	136,182
Ms. Pile	—	3,375 (2)	17.82	3/28/2015	—		—	—	—
	—	4,613 (4)	18.86	3/25/2016	—		—	—	—
	—	—	—	—	7,838	(8)	190,777	—	—
	—	—	—	—	7,298	(5)	177,633	—	—
	—	—	—	—	6,947	(11)	169,090	—	—
	—	—	—	—	4,721	(9)	114,909	—	—
	—	—	—	—	1,608	(12)	39,139	—	—
	—	—	—	—	—		—	7,800 (8)	189,852
	—	—	—	—	—		—	14,596 (5)	355,267
	—	—	—	—	—		—	1,888 (9)	45,954

	Option Awards				Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan Awards:	Plan Awards:
							Market	Number of	Market or
					Number		Value of	Unearned	Payout Value
	Number of	Number of			of Shares		Shares or	Shares, Units	of Unearned
	Securities	Securities			or Units		Units	or Other	Shares, Units or
	Underlying	Underlying			of Stock		of Stock	Rights	Other Rights
	Unexercised	Unexercised	Option		That Have		That Have	That Have	That Have
	Options	Options	Exercise	Option	Not		Not	Not	Not
	(#)	(#)	Price	Expiration	Vested		Vested	Vested	Vested
Name	(Exercisable)	(Unexercisable)	($)	Date	(#)		($) (13)	(#)	($)(13)

Mr. Miller	—	2,813 (2)	17.82	3/28/2015	—		—	—	—
	—	4,613 (4)	18.86	3/25/2016	—		—	—	—
	—	—	—	—	6,975	(8)	169,772	—	—
	—	—	—	—	7,298	(5)	177,633	—	—
	—	—	—	—	5,211	(11)	126,836	—	—
	—	—	—	—	4,721	(9)	114,909	—	—
	—	—	—	—	—		—	6,976 (8)	169,796
	—	—	—	—	—		—	14,596 (5)	355,267
	—	—	—	—	—		—	1,888 (9)	45,954
Ms. Pindar	—	3,375 (2)	17.82	3/28/2015	—		—	—	—
	—	4,613 (4)	18.86	3/25/2016	—		—	—	—
	—	—	—	—	7,838	(8)	190,777	—	—
	—	—	—	—	7,298	(5)	177,633	—	—
	—	—	—	—	5,211	(11)	126,836	—	—
	—	—	—	—	4,721	(9)	114,909	—	—
	—	—	—	—	—		—	7,800 (8)	189,852
	—	—	—	—	—		—	14,596 (5)	355,267
	—	—	—	—	—		—	1,888 (9)	45,954
Mr. Slezak	—	4,500 (2)	17.82	3/28/2015	—		—	—	—
	—	4,613 (4)	18.86	3/25/2016	—		—	—	—
	—	—	—	—	6,975	(8)	169,772	—	—
	—	—	—	—	7,298	(5)	177,633	—	—
	—	—	—	—	5,211	(11)	126,836	—	—
	—	—	—	—	4,721	(9)	114,909	—	—
	—	—	—	—	—		—	6,976 (8)	169,796
	—	—	—	—	—		—	14,596 (5)	355,267
	—	—	—	—	—		—	1,888 (9)	45,954

(1)	These equity grants vested on January 31, 2011 pursuant to Mr. Geiger’s employment agreement.

(2)	Option vested on March 28, 2011.

(3)	Options vested on March 26, 2011.

(4)	Options vested 1/2 on March 25, 2011 and 1/2 will vest on March 25, 2012.

(5)	Shares will vest on March 25, 2012.

(6)	Shares vested on February 12, 2011.

(7)	Shares will vest on February 12, 2012.

(8)	Shares vested on March 25, 2011.

(9)	Shares will vest on March 26, 2013.

(10)	Shares will vest on September 28, 2011.

(11)	Shares will vest on January 28, 2012.

(12)	Shares will vest on April 27, 2013.

(13)	Market value based on the closing price of $24.34 on the last trading day of fiscal 2010 (January 28, 2011).

Option Exercises and Stock Vested Information.  The following table provides information relating to option awards exercised and restricted stock awards vested during the fiscal year ended January 29, 2011.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)

Mr. Geiger	42,187	433,091	—	—
	70,966	374,646	—	—
	—	—	63,152	1,465,126
	—	—	64,216	1,822,450
Mr. Johnson	—	—	15,789	451,408
	—	—	31,199	706,657
	—	—	16,054	455,613
Ms. Meads	—	—	90,000	2,573,100
Mr. Cunningham	—	—	9,551	223,111
	—	—	11,052	315,976
	—	—	24,960	565,344
	—	—	11,238	318,934
Ms. Pile	4,219	83,565	—	—
	3,375	62,798	—	—
	10,125	137,870	—	—
	4,612	58,004	—	—
	—	—	6,750	192,983
	—	—	6,750	191,565
Mr. Miller	2,812	25,968	—	—
	3,937	69,191	—	—
	2,306	18,897	—	—
	—	—	5,625	160,819
	—	—	6,750	191,565
Ms. Pindar	6,975	138,459	—	—
	6,750	85,460	—	—
	4,612	53,595	—	—
	—	—	6,750	192,983
	—	—	6,750	191,565
Mr. Slezak	4,500	56,345	—	—
	3,937	68,941	—	—
	4,612	52,950	—	—
	—	—	7,875	225,146
	—	—	9,000	255,420

(1)	Value Realized on Exercise is based on the market price at the time of the exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

(2)	Valued Realized on Vesting is based on the market price at the close of business on the day of vesting, multiplied by the number of shares that have vested.

Pension Benefits.  The following table reflects the present value for each of the named executive officer of their accumulated benefits under the Aéropostale SERP Plan and the Aéropostale Long-Term Deferred Incentive Compensation Plan as of January 29, 2011.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
	Plan	Service	Benefit	Fiscal Year
Name	Name	(#)	($)	($)

Mr. Geiger	Aéropostale, Inc. SERP PLAN(1)	30	—	16,653,583
Mr. Johnson	Aéropostale, Inc. SERP PLAN(1)	18	2,583,765	—
Ms. Meads	Aéropostale, Inc. SERP PLAN(1)	4	1,275,030	—
Mr. Cunningham	Aéropostale, Inc. SERP PLAN(1)	10	1,014,101	—
Ms. Pile	Aéropostale, Inc. LTIP PLAN	5	71,273	—
Mr. Miller	Aéropostale, Inc. LTIP PLAN	5	54,509	—
Ms. Pindar	Aéropostale, Inc. LTIP PLAN	5	102,808	—
Mr. Slezak	Aéropostale, Inc. LTIP PLAN	6	69,012	—

(1)	Our supplemental executive retirement plan or “SERP” is a non-qualified defined benefit plan for certain officers. The plan is non-contributory and not funded and provides benefits based on years of service and compensation during employment. Participants are fully vested upon entrance in the plan. Retirement benefits under the plan are based on the employee’s highest average compensation (base earnings plus bonuses) during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The supplemental retirement benefit is payable as a lump sum equal to the actuarial present value of an annual life annuity payable at age 65 of 1.5% of the participant’s highest average compensation less 2.5% of the participant’s estimated social security benefit, multiplied by years of service up to the maximum of 30 years, and offset by retirement benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores’ pension plan. The actuarial assumptions used for determining lump sum payments are determined at the time of the employee’s separation and include the “applicable mortality assumption” as prescribed by the Secretary of the Treasury under Section 417(e)(3) of the Internal Revenue Code and the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the beginning of the calendar year in which the payment is made. The number of years of benefit service that have been credited to our named executive officers, as of December 31, 2010, are 30 years for Mr. Geiger, 18 years for Mr. Johnson, 10 years for Mr. Cunningham and 4 years for Ms. Meads. Thomas Johnson, CEO and Michael Cunningham, President, were enrolled in our SERP effective February 1, 2004. Mindy Meads, former Co-CEO was enrolled in our SERP effective March 19, 2007.

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating the expected future lump sum payment at retirement and discounting the payment to reflect the time value of money. The assumed retirement age for each executive is the plan’s normal retirement age, which is the earliest age at which the executive could retire without any reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age and the lump sum interest rate in effect at that time. The assumptions used for determining the present values of the accumulated pension benefits are outlined below:

January 29, 2011

Discount rate	5.50%
Retirement age	Age 65
Form of benefit	Lump sum
Assumed lump sum interest rate	5.00%
Lump sum mortality table	2011 Applicable Mortality Table under IRC Section 417(e)(3)

Each Participant receives an annual incentive amount, under our Long-Term Deferred Incentive Compensation Plan, equal to the following:

(a) 5% of such Participant’s compensation if the participant has less than 6 years of service;

(b) 10% of such Participant’s compensation if the participant has 6 or more years of service.

Interest will be credited to each Participant’s account on the last day of the plan year. The interest rate to be used to calculate the interest shall be the annual rate of 10-year Treasury Constant Maturities as of November 30th of the plan year.

The table below shows the amounts that the following individuals would be eligible to receive upon termination of their employment with the Company, assuming that termination occurred on January 29, 2011, the last day of our 2010 fiscal year:

	Potential Payouts Upon Termination
				Termination Type
							Change in	Change in
				Termination			Control with	Control with
				w/o Cause or			Termination	Termination
				Executive			for Cause or	w/o Cause or
				Termination	Involuntary	Change of	Resignation	Resignation
		Volun-	Death or	for Good	Termination	Control w/o	w/o Good	for Good
		tary Quit	Disability	Reason	for Cause	Termination	Reason	Reason	Retirement
Name	Benefit	($)	($)	($)	($)	($)	($)	($)	($)

Mr. Johnson(1)	Payment of salary	—	—	2,691,667	—	—	—	2,850,000	—
	Payment of bonus	—	1,124,260	1,124,260	—	—	—	1,425,000	—
	Acceleration of non-vested stock(2)	—	1,779,692	524,454	—	1,779,644	1,779,644	1,779,644	—
	Acceleration of performance shares(2)	—	1,087,855	—	—	1,801,987	1,801,987	1,801,987	—
	Acceleration of stock options (2)(3)	—	57,839	57,839	—	—	—	57,839	—
	Retirement plan payment	3,072,964	3,072,964	3,072,964	3,072,964	3,072,964	3,072,964	3,072,964	3,072,964

	Total	3,072,964	7,122,610	7,471,184	3,072,964	6,654,595	6,654,595	10,987,434	3,072,964

Mr. Cunningham(1)	Payment of salary	—	—	1,770,833	—	—	—	1,250,000	—
	Payment of bonus	—	464,260	464,260	—	—	—	625,000	—
	Acceleration of non-vested stock(2)	—	1,121,027	232,496	—	1,121,028	1,121,028	1,121,028	—
	Acceleration of performance shares(2)	—	776,177	—	—	1,232,358	1,232,358	1,232,358	—
	Acceleration of stock options (2)(3)	—	40,489	40,489	—	—	—	40,489	—
	Retirement plan payment	1,201,743	1,201,743	1,201,743	1,201,743	1,201,743	1,201,743	1,201,743	1,201,743

	Total	1,201,743	3,603,696	3,709,821	1,201,743	3,555,129	3,555,129	5,470,618	1,201,743

Ms. Pile	Payment of salary	—	—	500,000	—	—	—	500,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested stock(2)	—	691,548	—	—	691,548	691,548	691,548	—
	Acceleration of performance shares(2)	—	442,018	—	—	591,073	591,073	591,073	—
	Acceleration of stock options (2)(3)	—	47,284	—	—	—	—	47,284	—
	Retirement plan payment	51,007	115,997	115,997	—	115,997	115,997	115,997	51,007

	Total	51,007	1,296,847	615,997	—	1,398,618	1,398,618	1,945,902	51,007

	Potential Payouts Upon Termination
				Termination Type
							Change in	Change in
				Termination			Control with	Control with
				w/o Cause or			Termination	Termination
				Executive			for Cause or	w/o Cause or
				Termination	Involuntary	Change of	Resignation	Resignation
		Volun-	Death or	for Good	Termination	Control w/o	w/o Good	for Good
		tary Quit	Disability	Reason	for Cause	Termination	Reason	Reason	Retirement
Name	Benefit	($)	($)	($)	($)	($)	($)	($)	($)

Mr. Miller	Payment of salary	—	—	425,000	—	—	—	425,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested stock(2)	—	589,150	—	—	589,150	589,150	589,150	—
	Acceleration of performance shares(2)	—	421,961	—	—	571,017	571,017	571,017	—
	Acceleration of stock options (2)(3)	—	43,620	—	—	—	—	43,620	—
	Retirement plan payment	38,106	89,444	89,444	—	89,444	89,444	89,444	38,106

	Total	38,106	1,144,175	514,444	—	1,249,611	1,249,611	1,718,231	38,106

Ms. Pindar	Payment of salary	—	—	400,000	—	—	—	400,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested stock(2)	—	610,155	—	—	610,155	610,155	610,155	610,155
	Acceleration of performance shares(2)	—	442,018	—	—	591,073	591,073	591,073	442,018
	Acceleration of stock options (2)(3)	—	47,284	—	—	—	—	47,284	—
	Retirement plan payment	102,808	102,808	102,808	—	102,808	102,808	102,808	102,808

	Total	102,808	1,202,265	502,808	—	1,304,036	1,304,036	1,751,320	1,154,981

Mr. Slezak	Payment of salary	—	—	383,000	—	—	—	383,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of non-vested stock(2)	—	589,150	—	—	589,150	589,150	589,150	—
	Acceleration of performance shares(2)	—	421,961	—	—	571,017	571,017	571,017	—
	Acceleration of stock options (2)(3)	—	54,619	—	—	—	—	54,619	—
	Retirement plan payment	50,156	124,734	124,734	—	124,734	124,734	124,734	50,156

	Total	50,156	1,190,464	507,734	—	1,284,901	1,284,901	1,722,520	50,156

(1)	Reflects employment contracts dated March 7, 2011 and effective December 1, 2010. Restricted stock and performance share award grants in conjunction with the execution of the employment contract have not been included in the table. See employment agreements below for further details.

(2)	Equity awards valued using closing price of $24.34 per share as of January 29, 2011.

(3)	Accelerated vesting of stock options triggered upon termination within one year from a “change of control” of the Company, as that term is defined in the applicable employment agreement or equity grant agreement, as the case may be.

Employment Agreements

Thomas P. Johnson

We entered into an employment agreement (the “Employment Agreement”) with Thomas P. Johnson, our Chief Executive Officer, effective December 1, 2010 (“Effective Date”) that is in effect for three (3) years from the

Effective Date. During the employment period, Mr. Johnson receives an annual base salary of $950,000, an annual incentive bonus, and medical and other benefits, including an automobile allowance in the amount of $8,500 per year. Mr. Johnson has an opportunity to earn an annual bonus of up to 300% of Mr. Johnson’s then applicable base salary, dependent upon the Company’s and his individual performance. Mr. Johnson’s annual bonus is capped at three times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the our Annual Incentive Bonus Plan.

Mr. Johnson also received a one-time sign-on grant of 42,544 shares of our restricted stock equating to, on the grant date, $1,000,000. This restricted stock vests 50% per year from the grant date. In addition, Mr. Johnson will also receive a grant of 63,830 shares of restricted stock equating to, on the grant date, $1,500,000. This restricted stock fully vests two years from the grant date. At the time of the Company’s next annual equity grant period, Mr. Johnson will receive an award of Company restricted stock, in the form of performance shares, which will have a grant date value of $1,500,000. This award will vest three years from the date of that grant.

Mr. Johnson is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will reimburse the reasonable expenses incurred by Mr. Johnson in the performance of his duties and indemnify Mr. Johnson against any loss or liability suffered in connection with such performance.

We are entitled to terminate the Employment Agreement with or without “Cause” (as defined in the Employment Agreement). Mr. Johnson is entitled to terminate his Employment Agreement for “Good Reason” (as defined in the Employment Agreement) which includes a reduction in base salary, a material alteration in duties and responsibilities, any material amendments to our long term incentive plan which adversely affects Mr. Johnson, or for certain other specified reasons, including relocating the Registrant’s corporate offices greater than a 50 mile radius from their current location. In the event of a “Change of Control” (as defined in the Employment Agreement) of the Company and the Employment Agreement being terminated within two (2) years of such Change of Control, without Cause by us or with Good Reason by Mr. Johnson, then Mr. Johnson will be entitled to a severance payment equal to three times the sum of (i) his annual base salary payable and (ii) the target bonus amount which would have been owed to Mr. Johnson for the applicable fiscal year in which the termination of the agreement occurred. In addition, at the time of a Change of Control all unvested restricted stock and unvested performance shares outstanding shall fully vest.

Other than after a Change of Control, if we terminate Mr. Johnson’s employment without Cause or if Mr. Johnson resigns his position for Good Reason, he will be entitled to receive the greater of his base salary for the remainder of the term of the Employment Agreement or one and one quarter times his then applicable base salary. Mr. Johnson will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs. In addition, all unvested options, unvested restricted stock, and unvested performance shares shall continue to vest for a period of one year from the termination of the Employment Agreement. Lastly, in the event the Employment Agreement ends on its term with no further action by either party, Mr. Johnson will receive severance equal to one and one quarter times his then applicable base salary and he will be subject to the “Restricted Period” referenced below.

If Mr. Johnson’s employment terminates prior to the end of the contract term for any reason other than due to his death or disability, then he will be restricted from engaging in competitive activities during the “Restricted Period” (as defined in the Employment Agreement) and he will also be restricted from soliciting Company employees during the Restricted Period.

There are also additional customary provisions contained in the Employment Agreement. For greater detail, please see the full text of the Employment Agreement which is filed herewith.

Michael J. Cunningham

We entered into an employment agreement (the “Employment Agreement”) with Michael J. Cunningham, our President, effective December 1, 2010 (“Effective Date”) that is in effect for three (3) years from the Effective Date. During the employment period, Mr. Cunningham receives an annual base salary of $625,000, an annual incentive bonus, and medical and other benefits, including an automobile allowance in the amount of $8,500 per year. Mr. Cunningham has an opportunity to earn an annual bonus of up to 200% of Mr. Cunningham’s then applicable base salary, dependent upon the Company’s and his individual performance. Mr. Cunningham’s annual bonus is capped at two times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of our Annual Incentive Bonus Plan.

Mr. Cunningham also received a one-time sign-on grant of 21,277 shares of restricted stock equating to, on the grant date, $500,000. This restricted stock vests 50% per year from the grant date. In addition, Mr. Cunningham received a grant of 21,277 shares of restricted stock equating to, on the grant date, $500,000. This restricted stock fully vests two years from the grant date. At the time of the Company’s next annual equity grant period, Mr. Cunningham will receive an award of Company restricted stock, in the form of performance shares, which will have a grant date value of $500,000. This award will vest three years from the date of that grant.

Mr. Cunningham is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will reimburse the reasonable expenses incurred by Mr. Cunningham in the performance of his duties and indemnify Mr. Cunningham against any loss or liability suffered in connection with such performance.

We are entitled to terminate the Employment Agreement with or without “Cause” (as defined in the Employment Agreement). Mr. Cunningham is entitled to terminate his Employment Agreement for “Good Reason” (as defined in the Employment Agreement) which includes a reduction in base salary, a material alteration in duties and responsibilities, any material amendments to our long term incentive plan which adversely affects Mr. Cunningham, or for certain other specified reasons, including relocating the Registrant’s corporate offices greater than a 50 mile radius from their current location. In the event of a “Change of Control” (as defined in the Employment Agreement) of the Company and the Employment Agreement being terminated within two (2) years of such Change of Control, without Cause by us or with Good Reason by Mr. Cunningham, then Mr. Cunningham will be entitled to a severance payment equal to two times the sum of (i) his annual base salary payable and (ii) the target bonus amount which would have been owed to Mr. Cunningham for the applicable fiscal year in which the termination of the agreement occurred. In addition, at the time of a Change of Control all unvested restricted stock and unvested performance shares outstanding shall fully vest.

Other than after a change of control, if we terminate Mr. Cunningham’s employment without Cause or if Mr. Cunningham resigns his position for Good Reason, he will be entitled to receive the greater of his base salary for the remainder of the term of the Employment Agreement or one and one quarter times his then applicable base salary. Mr. Cunningham will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs. In addition, all unvested options, unvested restricted stock, and unvested performance shares shall continue to vest for a period of one year from the termination of the Employment Agreement. Lastly, in the event the Employment Agreement ends on its term with no further action by either party, Mr. Cunningham will receive severance equal to one and one quarter times his then applicable base salary and he will be subject to the “Restricted Period” referenced below.

If Mr. Cunningham’s employment terminates prior to the end of the contract term for any reason other than due to his death or disability, then he will be restricted from engaging in competitive activities during the “Restricted Period” (as defined in the Employment Agreement) and he will also be restricted from soliciting Company employees during the Restricted Period.

There are also additional customary provisions contained in the Employment Agreement. For greater detail, please see the full text of the Employment Agreement which is filed herewith.

Conclusion

We are providing our shareholders with an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, including this Compensation Discussion and Analysis and the supporting tables (see Proposal No. 3 Advisory Vote on Executive Compensation). The information set forth reflects both the Compensation Committee and management’s commitment to implementing pay for performance programs that are aligned purposefully to balance risk and reward. We believe that our compensation programs have been successful in driving the performance of our executives to meet our short and long-term goals. We seek your support and think that it is appropriate because, as detailed in this Compensation Discussion and Analysis, we have a comprehensive executive compensation program that is designed to link our executives’ compensation as closely as possible with the Company’s performance and to align the executives’ interests with yours as our shareholders.

Separately, shareholders are provided an advisory vote on the desired frequency with which to have a say-on-pay vote (see Proposal No. 4). Given the structure of our business, and that the structure of our compensation programs do not change on an annual basis, we recommend that shareholders have the ability to provide this advisory vote on the named executive officers compensation programs on a triennial basis.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of our Board of Directors and none of our executive officers serve, and we anticipate that no member of our Compensation Committee nor any of our executive officers will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal 2010, all reporting persons complied with applicable filing requirements.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

To:  The Board of Directors

As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the 1998 Stock Option Plan, 2002 Long-Term Incentive Plan and Annual Incentive Bonus Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Bodil Arlander (Chairperson)
Robert B. Chavez
David B. Vermylen
John N. Haugh

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

To:  The Board of Directors

As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We adopted a charter in May 2002 and revised this charter in November of 2004. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company’s financial statements with management.

We selected Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm, and they were responsible for expressing an opinion on the consolidated financial statements in the Annual Report for fiscal 2010. We have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed Deloitte & Touche LLP’s independence. We have discussed with Deloitte those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. In addition, a representative of Deloitte will be in attendance at the Annual Meeting.

In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended January 29, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Karin Hirtler-Garvey (Chairperson)
Ronald R. Beegle
Evelyn Dilsaver

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed by Deloitte & Touche LLP for each of the past two fiscal years for audit and fees billed in each of the past two fiscal years for other related services:

	Fiscal
	2010	2009

Audit Fees(1)	$815,300	$822,000
Audit Related Fees(2)	92,600	87,900
Tax Fees(3)	332,000	25,400
All Other Fees	—	—

Total Fees	$1,239,900	$935,300

(1)	Included fees for professional services provided in conjunction with the audit of the Company’s consolidated financial statements and internal control over financial reporting, and review of the Company’s quarterly financial statements.

(2)	Included fees for assurance and related professional services primarily related to the audit of employee benefit plans and the Puerto Rico statutory audit.

(3)	Included fees for professional services provided related to tax planning and advisory services.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into a Services Agreement (the “Services Agreement”) with Julian R. Geiger, our non-executive Chairman of the Board and an advisor to the Company, effective December 1, 2010 (the “Effective Date”) that is in effect through January 31, 2012. During the contract period, Mr. Geiger receives an annual advisory fee of $750,000. Mr. Geiger earned a bonus for December 2010 and January 2011 of $125,000. For the period beginning February 1, 2011 and continuing through January 31, 2012, the bonus will be $750,000. Pursuant to the Services Agreement, Mr. Geiger received a one-time grant of 63,830 shares of our restricted stock equating to, on the grant date, $1,500,000. This restricted stock vests at the earliest of (i) one year from the grant date, (ii) termination of the Services Agreement or (iii) the occurrence of a “Change in Control” (as defined in the Services Agreement) of the Company. We are entitled to terminate the Services Agreement with or without “Cause” (as defined in the Services Agreement). Mr. Geiger is entitled to terminate this Services Agreement for “Good Reason” (as defined in the Services Agreement) which includes a material reduction in his duties and responsibilities, Mr. Geiger’s removal from or failure to be re-elected to, the registrant’s Board of Directors, or the occurrence of a Change of Control. In the event of a termination of the Services Agreement by us without Cause or by Mr. Geiger for Good Reason, Mr. Geiger shall receive the balance of the advisory fee owing through the term of the agreement and the bonus. During the “Restricted Period” (as defined in the Services Agreement), Mr. Geiger is restricted from engaging in competitive activities (as further defined in the Services Agreement) and he will also be restricted from soliciting Company employees during the Restricted Period.

Company Policy

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, it is the Company’s policy to avoid such transactions when they give rise to a conflict of interest. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a policy which requires the Company’s Chief Financial Officer and General Counsel to be notified of all related party transactions, with such related party transactions requiring the approval of the Company’s Audit Committee and ratification by its Board of Directors, all of which occurred when the Company entered into the Service Agreement with Mr. Geiger

ADDITIONAL INFORMATION

Available Information.  We maintain an Internet Web site, www.aeropostale.com (this and any other references in this Proxy Statement to www.aeropostale.com is solely a reference to a uniform resource locator, or URL, and is an inactive textual reference only, not intended to incorporate the website into this Proxy Statement), through which access is available to our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments of these reports filed, or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, after they are filed with or furnished to the Securities and Exchange Commission. Our Corporate Governance Guidelines and the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee may also be found on our Internet Web site at www.aeropostale.com. In addition, our Web site contains our Code of Business Conduct and Ethics, which is our code of ethics and conduct for our directors, officers and employees. Any waivers to our Code of Business Conduct and Ethics will be promptly disclosed on our web site. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Advance Notice Procedures.  The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company at the Company’s principal executive office not less than 90 days or more than 120 days prior to the anniversary date of the most recent preceding annual meeting, regardless of any postponements, deferrals or adjournments of that meeting. Such notices must comply with the Company’s by-laws.

Stockholder Proposals for the 2012 Annual Meeting.  Stockholders interested in submitting a proposal (including director nominees) for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2012 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s General Counsel and Secretary no sooner than 90 calendar days nor later than 120 calendar days prior to May 6, 2012. Proposals should be sent to General Counsel/Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Proxy Solicitation and Costs.  The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

By order of the Board of Directors,

Edward M. Slezak
Secretary

112 West 34th Street
New York, New York

ANNEX A

AÉROPOSTALE SECOND AMENDED AND RESTATED
2002 LONG-TERM INCENTIVE PLAN

WHEREAS, the Company (as defined below) adopted, as of May 16, 2002, the Aéropostale 2002 Long-Term Incentive Plan, which was most recently amended and restated as of May 10, 2007, subject to the shareholder approval received on June 20, 2007;

WHEREAS, such restated plan is scheduled to expire on May 15, 2012, and the Company desires to amend and restate such plan into this Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan to (a) continue its previous purpose by extending its term another 10 years, and (b) ensure that any performance-based grants made thereunder will comply with the performance-based compensation exception under Code Section 162(m) and the Treasury Regulations in effect thereunder;

THEREFORE, the Company hereby adopts this Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan, effective with respect to grants made to participants after the date hereof and, to the extent necessary to clarify prior grants, effective with respect to such grants.

1. Purpose.

This plan shall be known as the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Aéropostale (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2. Definitions.

(a) “162(m) Award” means any grant issued under this Plan that is intended to meet the performance-based exception under Section 162(m) of the Code.

(b) “Board of Directors” and “Board” mean the board of directors of the Company.

(c) “Cause” means the occurrence of one or more of the following events:

(i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

(d) “Change in Control” means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent

(either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(g) “Common Stock” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(i) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee; provided, a disability shall not be considered a Disability with respect to any grants that would be subject to the provisions of Section 409A of the Code unless such disability also constitutes a “disability” as defined in Proposed Treasury Regulation section 1.409A-3(g)(4) or a successor provision.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exempt Person” means (i) Bear Stearns Merchant Banking, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(l) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(m) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(n) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(o) “Initial Public Offering” means an underwritten initial public offering and sale of any shares of Common Stock pursuant to an effective registration statement under the Securities Act.

(p) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(q) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(r) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(s) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(t) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board. To the extent the Board considers it desirable to comply with Rule 16b-3 under the Exchange Act and/or to grant a 162(m) Award, the Committee shall consist of two or more directors of the Company, all of whom (i) are Non-Employee Directors and (ii) qualify as “outside directors” within the meaning of Section 162(m) of the Code, as applicable.

Subject to the provisions of the Plan, including, for the avoidance of doubt, all provisions intended to ensure that the grants made pursuant to the Plan are either not subject to, or are in compliance with, the provisions of Section 409A of the Code, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan in accordance with the provisions of Sections 16 and 17 hereof, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4. Shares Available for the Plan.

Subject to adjustments as provided in Section 15, an aggregate of 2,589,619 shares of Common Stock (the “Shares”), which represents 3.2% percent of the total number of shares of Company Common Stock outstanding as of April 15, 2011, are authorized for issuance pursuant to the Plan. No award may be made to a participant in any single calendar year to the extent such award would exceed 10% of the Shares authorized under the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. Subject to the following sentence, any Shares issued under any prior version of the Plan will count against the Shares available for grant under this Plan. If any grant under the Plan (or prior version of the Plan) expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan (or prior version of the Plan), related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant there under shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. Incentive and Non-qualified Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any single calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 10% of the total number of Shares authorized under the Plan pursuant to Section 4. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) Price.  The price per Share deliverable upon the exercise of each option (“exercise price”) shall be not less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under this Plan.

(c) Terms of Options.  The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants.  If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture.

(i) Death or Disability.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, the exercisable portion of all of the participant’s options and SARs shall remain so until the expiration date of the options or SARs. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Discharge for Cause.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of , or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v) Change in Control.  If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options or SARS. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

7. Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, subject to such terms and conditions specified in this paragraph 7 and any additional terms and conditions as the Committee may specify.

No SAR may be issued unless (a) the exercise price of the SAR may never be less than the Fair Market Value of the underlying Shares on the date of grant and (b) the SAR does not include any feature for the deferral of compensation income other than the deferral of recognition of income until the exercise of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be made in cash or in Shares having a Fair Market Value equal to such amount.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR.

It is the Company’s intent that no SAR shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

8. Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefore.

Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

It is the Company’s intent that restricted stock grants shall not be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

9. Performance Awards.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). A performance award shall be paid no later than the fifteenth day of the third month following the completion of a performance cycle (or following the elapsed portion of the performance cycle, in the circumstances described in the penultimate and last paragraphs of this Section 9). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. It is the Company’s intent that no performance award shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

For any 162(m) Award, the Committee shall establish performance goals and objectives for each performance cycle within the first 90 days of the performance cycle or within the first 25% of the performance cycle, if earlier. Performance goals and objectives shall be established on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing; provided, however, that with respect to any 162(m) Award, the Compensation Committee shall select goals based on any of the following, either alone or in any combination, on either a consolidated or business unit or divisional level as the Committee may determine: net income; sales revenue; gross profit; gross margin; return on assets; earnings per share; return on equity; return on investment; price of the Common Stock; sales productivity; comparable store sales growth; or market share. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; discontinued operations; acquisitions expenses; and effects of acquisitions and divestitures. Except to the extent Code Section 162(m) or the regulations in effect thereunder shall limit or restrict the Committee’s authority with respect to any 162(m) Award, during any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable. No provision of this Plan shall preclude the Committee from exercising negative discretion, within the meaning of Treasury Regulations 1.162-27(e)(2)(iii)(A), with respect to any 162(m) Award.

The Committee shall (i) for any 162(m) Awards, certify in writing that the performance goals and any other material terms were satisfied and (ii) determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle.

The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine. The amount of a performance award is subject to the limits described in Section 4, as adjusted for any performance cycle of a duration that is part of or spans one or more calendar years.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s actual performance over that portion of such cycle. For any 162(m) Award, any payment made with under this paragraph due to Retirement or to any participant who is Retirement-eligible will be paid within the first 2.5 months following end of the performance cycle; for all other performance awards, payment will be made within 90 days following a Retirement that is also a separation from service, as defined in Treasury Regulation Section 1.409A-1(h).

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

10. Withholding Taxes.

(a) Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement.  The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

11. Written Agreement; Vesting.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. Transferability.

Unless the Committee determines otherwise, no option, SAR, performance award or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by his or her executor or administrator, the executor or administrator of the estate of any of the foregoing, or any person to whom the Option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative; or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations there-under. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13. Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares there under, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14. Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. Adjustments.

In the event of a reorganization, recapitalization, extraordinary cash dividend, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan and available for issuance to any participant during any calendar year, each pursuant to Section 4 and the maximum number of Shares subject to Options or SARs any participant can receive in any single calendar year pursuant to Section 6), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and

SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) assumed by the surviving or continuing corporation or (b) canceled in exchange for property (including cash); provided that, in the case of clause (b), (i) such merger, consolidation, other reorganization or Change in Control constitutes a “change in ownership or control” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and Proposed Treasury Regulation section 1.409A-3(g)(5) or successor provision or (ii) the payment of cash, securities or other property is not treated as a payment of “deferred compensation” under Section 409A of the Code.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefore, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefore, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16. Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance- based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 409A of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provision of this Section 16, the Board or the Committee may amend the Plan so as to comply with regulations issued pursuant to Section 409A of the Code without obtaining approval from the participants or the Company’s shareholders (although the Board or the Committee may, in their discretion, make any such amendment subject to obtaining shareholder approval).

17. Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate including, but not limited to, acceleration of the date of exercise of any award and/or payments there under or of the date of lapse of restrictions on Shares (but, (i) in the case of a grant that is or would be treated as “deferred compensation” for purposes of Section 409A of the Code, only to the extent permitted by guidance issued under Section 409A of the Code and (ii) in the case of a 162(m) Award, only to the extent permitted under Section 162(m) of the Code and the regulations in effect thereunder); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan, nor shall the Committee cancel options or SARs solely for the purpose of substituting those cancelled options or SAR’s with other awards at exercise prices lower than those options or SAR’s which were cancelled. The Committee may, in its discretion, provided that the Committee does not actually or effectively reduce the exercise price of any previously granted award, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, so long as such other or new awards are at a higher exercise price than the surrendered awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange or grant (a) is not treated as the payment of, and does not cause a grant to be treated as, deferred compensation for the purposes of Section 409A of the Code or (b) is permitted under guidance issued pursuant to Section 409A of the Code.

18. Commencement Date; Termination Date.

The date of commencement of the Plan shall be May 16, 2011, subject to approval by the shareholders of the Company. If required by the Code, the Plan will also be subject to reapproval by the shareholders of the Company prior to May 16, 2016.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the date that is 10 years from the date shareholders approve this Aéropostale Second Amended and Restated 2002 Equity Incentive Plan. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

19. Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20. Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

21. Compliance Amendments.

EXCEPT AS OTHERWISE PROVIDED IN AN AGREEMENT BETWEEN THE COMPANY AND A PARTICIPANT, NOTWITHSTANDING ANY OF THE FOREGOING PROVISIONS OF THE PLAN, AND IN ADDITION TO THE POWERS OF AMENDMENT SET FORTH IN SECTIONS 16 AND 17 HEREOF, THE PROVISIONS HEREOF AND THE PROVISIONS OF ANY AWARD MADE HEREUNDER MAY BE AMENDED UNILATERALLY BY THE COMPANY FROM TIME TO TIME TO THE EXTENT NECESSARY (AND ONLY TO THE EXTENT NECESSARY) TO PREVENT THE IMPLEMENTATION, APPLICATION OR EXISTENCE (AS THE CASE MAY BE) OF ANY SUCH PROVISION FROM (I) REQUIRING THE INCLUSION OF ANY “DEFERRED COMPENSATION” PURSUANT TO THE PROVISIONS OF THE PLAN (OR AN AWARD THEREUNDER) IN A PARTICIPANT’S GROSS INCOME PURSUANT TO SECTION 409A OF THE CODE, AND THE REGULATIONS ISSUED THEREUNDER FROM TIME TO TIME AND/OR (II) INADVERTENTLY CAUSING ANY AWARD HEREUNDER TO BE TREATED AS PROVIDING FOR THE DEFERRAL OF COMPENSATION PURSUANT TO SUCH CODE SECTION AND REGULATIONS.

I hereby certify that the foregoing Aéropostale Second Amended and Restated Long-Term Incentive Plan was duly adopted by the Board of Directors of Aéropostale, Inc. on May 5, 2011, and is contingent on the approval of the shareholders of Aéropostale, Inc.

Executed on this 6th day of May, 2011.

/s/ Edward M. Slezak
Name: Edward M. Slezak
Its: Secretary

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
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THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees

01 Ronald R. Beegle	02 Robert B. Chavez	03 Michael J. Cunningham	04 Evelyn Dilsaver	05 Julian R. Geiger
06 John N. Haugh	07 Karin Hirtler-Garvey	08 John D. Howard	09 Thomas P. Johnson	10 David B. Vermylen

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2	To approve an extension of the term of our Amended and Restated 2002 Long-Term Incentive Plan, as well as certain other administrative updates to the Plan.		☐	☐	☐

3	To hold an advisory vote on executive compensation.		☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 year	2 years	3 years	Abstain

4	To hold an advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

5	To ratify the selection by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

ANNUAL MEETING OF STOCKHOLDERS AEROPOSTALE, INC. 112 West 34th Street New York, New York 10120
This Proxy is Solicited on Behalf of the Board of Directors of the Company
The undersigned stockholder hereby appoints Marc D. Miller and Edward M. Slezak, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Aeropostale, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 16, 2011, at 2:00 p.m., local time, at 112 West 34th Street, New York, New York, 10120 to consider and act upon the matters as designated on the reverse side.
Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors FOR the nominees listed on the reverse side, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 21, 2011, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.
Please date, sign and mail your proxy card as soon as possible
Continued and to be signed on reverse side